EXHIBIT 2.1



                  STOCK AND MORTGAGE LOAN PURCHASE AGREEMENT

                                  by and among

                          AMERICAN HOME MORTGAGE CORP.,

                       UNION FEDERAL BANK OF INDIANAPOLIS

                                       and

                        WATERFIELD FINANCIAL CORPORATION

                          dated as of January 12, 2006


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

Section 1.1   Definitions....................................................2
Section 1.2   Interpretation................................................14

                                   ARTICLE II

                                PURCHASE AND SALE

Section 2.1   Sale and Transfer of Shares...................................14
Section 2.2   Sale and Transfer of Assets...................................14
Section 2.3   The Purchase Price............................................15
Section 2.4   Post-Closing Purchase Price Adjustment........................17
Section 2.5   Escrow........................................................19
Section 2.6   Withholding Tax...............................................19

                                   ARTICLE III

                                  THE CLOSINGS

Section 3.1   The Closings..................................................19
Section 3.2   Deliveries by Seller..........................................20
Section 3.3   Deliveries by Purchaser.......................................22
Section 3.4   Deliveries of Loan Documents..................................23

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 4.1   Share Ownership...............................................24
Section 4.2   Organization; Qualification...................................25
Section 4.3   Authorization; Validity of Agreement..........................25
Section 4.4   Consents and Approvals; No Violations.........................25
Section 4.5   Subsidiaries and Affiliates...................................26
Section 4.6   Capitalization................................................26
Section 4.7   Financial Statements..........................................27
Section 4.8   Books and Records.............................................27
Section 4.9   No Undisclosed Liabilities....................................28
Section 4.10  Absence of Certain Changes....................................28

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Section 4.11  Title to Properties; Encumbrances.............................28
Section 4.12  Real Property.................................................29
Section 4.13  Leases........................................................29
Section 4.14  Mortgage Loans................................................29
Section 4.15  Collateral....................................................30
Section 4.16  Future Advances...............................................30
Section 4.17  ARMs and Conversion Loans.....................................30
Section 4.18  Title Insurance...............................................31
Section 4.19  Mortgage Insurance............................................31
Section 4.20  Pipeline Applications.........................................31
Section 4.21  Investor Commitments; Forward Delivery Contracts; and
               Derivative Contracts.........................................32
Section 4.22  Environmental Matters.........................................32
Section 4.23  Material Contracts............................................32
Section 4.24  Insurance.....................................................34
Section 4.25  Litigation....................................................34
Section 4.26  Compliance with Laws; Permits.................................34
Section 4.27  Employee Benefit Plans........................................35
Section 4.28  Tax Matters...................................................37
Section 4.29  Intellectual Property.........................................41
Section 4.30  Labor Matters.................................................42
Section 4.31  Intercompany Indebtedness.....................................44
Section 4.32  Brokers or Finders............................................44
Section 4.33  Full Disclosure...............................................44

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 5.1   Organization..................................................44
Section 5.2   Authorization; Validity of Agreement..........................44
Section 5.3   Consents and Approvals; No Violations.........................45
Section 5.4   Brokers or Finders............................................45
Section 5.5   No Registration...............................................45
Section 5.6   Investment Intent.............................................46
Section 5.7   Knowledge, Skill and Experience...............................46
Section 5.8   Absence of Litigation.........................................46
Section 5.9   Access to Funds...............................................46
Section 5.10  Condition of the Business.....................................46
Section 5.11  No Agency Approvals; Licenses.................................47

                                   ARTICLE VI

                                    COVENANTS

Section 6.1   Interim Operations of the Company.............................47

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Section 6.2   Access; Confidentiality; Preservation of Records..............50
Section 6.3   Efforts and Actions to Cause Closing to Occur.................51
Section 6.4   Notification of Certain Matters...............................52
Section 6.5   No Solicitation of Competing Transaction......................53
Section 6.6   Non-Solicit...................................................53
Section 6.7   Subsequent Actions............................................54
Section 6.8   Employee Matters..............................................54
Section 6.9   Non-Assumed Contracts.........................................55
Section 6.10  Asset Transfers...............................................55
Section 6.11  Integration/Transition Matters................................55
Section 6.12  Services Agreement............................................56
Section 6.13  Pipeline Loans................................................56
Section 6.14  Month-End Balance Sheet.......................................57
Section 6.15  Loan Inventory................................................57
Section 6.16  Seller Retained Loans.........................................57
Section 6.17  Interim Servicing Agreement...................................57
Section 6.18  License Agreement.............................................57
Section 6.19  Negotiable Instruments Outstanding............................57
Section 6.20  MERS..........................................................58
Section 6.21  Post-Closing Cooperation......................................58

                                   ARTICLE VII

                                   CONDITIONS

Section 7.1   Conditions to Each Party's Obligation to Effect the
               Warehouse Closing, the Company Closing and the Loan
               Closing......................................................58
Section 7.2   Conditions to Obligations of Purchaser to Effect the
               Warehouse Closing, the Company Closing and the Loan
               Closing......................................................58
Section 7.3   Conditions to Obligations of Seller to Effect the
               Warehouse Closing, Company Closing and Loan Closing..........63

                                  ARTICLE VIII

                                   TAX MATTERS

Section 8.1   Tax Return Filings............................................65
Section 8.2   Tax Indemnification...........................................67
Section 8.3   Cooperation...................................................68
Section 8.4   Refunds and Credits...........................................68
Section 8.5   Tax Sharing Agreements........................................69
Section 8.6   Procedures Relating to Indemnification of Tax Claims..........69
Section 8.7   Tax Treatment of the Sale of the Shares.......................70
Section 8.8   Miscellaneous.................................................71

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                                   ARTICLE IX

                                   TERMINATION

Section 9.1   Termination...................................................71
Section 9.2   Effect of Termination.........................................72

                                    ARTICLE X

                                 INDEMNIFICATION

Section 10.1  Survival......................................................72
Section 10.2  Indemnification by Seller.....................................72
Section 10.3  Indemnification by Purchaser..................................74
Section 10.4  Indemnification Procedures....................................75
Section 10.5  Limitations...................................................76
Section 10.6  Coordination with Article VIII................................77

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1  Fees and Expenses.............................................77
Section 11.2  Amendment and Modification....................................78
Section 11.3  Publicity.....................................................78
Section 11.4  Notices.......................................................78
Section 11.5  Counterparts..................................................79
Section 11.6  Entire Agreement; No Third Party Beneficiaries................79
Section 11.7  Severability..................................................79
Section 11.8  Governing Law.................................................80
Section 11.9  Enforcement; Venue............................................80
Section 11.10 Extension; Waiver.............................................80
Section 11.11 Election of Remedies..........................................80
Section 11.12 Assignment....................................................81

Schedules/Exhibits

Exhibit A               Escrow Agreement
Exhibit B               Services Agreement
Exhibit C               Interim Servicing Agreement
Exhibit D               License Agreement

Schedule 1.1(a)/(b)     Accounting Principles
Schedule 1.1(c)         Exceptions to Warehouse Loans
Schedule 6.8(c)         Non-Compete; Non-Solicit Arrangements
Schedule 6.9            Assumed Contracts

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Schedule 6.10           Fixed Assets
Schedule 6.11           Data File

Disclosure Schedule

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                   STOCK AND MORTGAGE LOAN PURCHASE AGREEMENT

            Stock and Mortgage Loan Purchase Agreement, dated as of January 12, 2006, by and among AMERICAN HOME MORTGAGE CORP., a New York corporation ("Purchaser"), WATERFIELD FINANCIAL CORPORATION, an Indiana corporation (the "Company"), and UNION FEDERAL BANK OF INDIANAPOLIS, a federal stock savings bank organized under the laws of the United States ("Seller"). Certain capitalized terms used in this Agreement have the meanings assigned to them in Article I.

            WHEREAS, Seller owns 100 shares of common stock, no par value, of the Company (the "Common Stock"), constituting all of the issued and outstanding shares of capital stock of the Company (such shares of Common Stock being referred to herein as the "Shares");

            WHEREAS, Seller owns the Purchased Assets (as defined below);

            WHEREAS, Seller has approved, and deems it advisable and in its best interests, to sell the Shares and the Purchased Assets to Purchaser;

            WHEREAS, each of the Boards of Directors of Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective shareholders to consummate, the acquisition of the Company by Purchaser, which acquisition is to be effected by the purchase of all the Shares by Purchaser upon the terms and subject to the conditions set forth herein; and

            WHEREAS, prior to the Company Closing (as defined below) and subject to the terms and conditions of this Agreement, Seller, the Company and their respective Affiliates will engage in a series of transactions (the "Asset Transfers") pursuant to which (i) certain assets not related to the continuing operations of the Company will be transferred by the Company to Seller or its Affiliates, and (ii) certain loan origination assets will be transferred by Seller or its Affiliates to the Company, as more fully set forth in the Asset Transfer Agreement (as defined below).

            NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

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                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

            Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

            "Acquisition Proposal" means any proposal or offer made by any Person other than Purchaser or any Subsidiary of Purchaser to acquire all or a substantial part of the business or properties of the Company or any Company Subsidiary or any capital stock of the Company or any Company Subsidiary, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company.

            "Affiliate" of a Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first mentioned Person.

            "Agreement" or "this Agreement" means this Stock and Mortgage Loan Purchase Agreement, together with the Exhibits hereto and the Disclosure Schedule.

            "Agency" means the Federal Housing Administration, or any successor thereof, the Farmers Home Administration, now know as RHCDS, or Rural Housing and Community Development Services, Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereof, Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereof, the Government National Mortgage Association, or any successor thereof, the United States Department of Veterans' Affairs, or any successor thereto, the Rural Housing Service of the U.S. Department of Agriculture, or any successor thereof, or any state agency with authority to (i) regulate the businesses of Seller, the Company or any of its Subsidiaries, including any state agency with authority to determine the investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by Seller, the Company or any of its Subsidiaries, as the case may be, or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.

            "Asset Transfer Agreement" means that certain Contribution, Distribution and Indemnity Agreement, by and among Waterfield Mortgage Company, Incorporated, Seller and the Company, dated the date hereof.

            "Associate" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

            "Balance Sheet" means the most recent balance sheet of the Company and its consolidated subsidiaries included in the Financial Statements.

            "Balance Sheet Date" means November 30, 2005.

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            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

            "Closing" means the Warehouse Closing, Company Closing and/or Loan Closing, as the case may be.

            "Closing Date" means the Warehouse Closing Date, Company Closing Date or Loan Closing Date, as the case may be.

            "Company Closing" means the closing referred to in Section 3.1(b).

            "Company Closing Date" means the date on which the Closing occurs.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means the property securing a Purchased Mortgage Loan.

            "Company Board of Directors" means the board of directors of the Company.

            "Company Intellectual Property" means all Intellectual Property that is currently used in the business of the Company or any Company Subsidiary or that is necessary to conduct the business of the Company or the Company Subsidiaries as presently conducted.

            "Company Mortgage Loans" means all mortgage loans originated or purchased by the Company, Seller or an Affiliate of the Company or Seller, including but not limited to the Purchased Mortgage Loans.

            "Company Plan" means each deferred compensation, incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each written profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each written employment, termination or severance agreement; and each other written employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any ERISA Affiliate, or to which the Company or an ERISA Affiliate is party, for the benefit of any director, employee or former employee of the Company or any Company Subsidiary, other than, in each case "at-will" arrangements, reimbursement for unused vacation or sick days, or normal payroll policies, including but not limited to, salary continuation during holidays, vacations, or short absences for illness or other reasons.

            "Company Subsidiary" means each Person which is a Subsidiary of the Company.

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            "Computer Software" means computer software programs, databases and all documentation related thereto, other than "off the shelf" software which is generally available to the public and has not been customized for use by the business of the Company.

            "Confidentiality Agreement" means the letter agreement dated September 23, 2005 between Purchaser and Bear, Stearns & Co. Inc., for itself and on behalf of Seller.

            "Copyrights" means U.S. and foreign registered and unregistered copyrights (including those in Computer Software and databases), rights of publicity and all registrations and applications to register the same.

            "Construction Loans" means all construction loans held by Seller as of the Company Closing Date in the accounts set forth in the September 30 Pro Forma Balance Sheet and November 30 Pro Forma Balance Sheet.

            "Disclosure Schedule" means the disclosure schedule of even date herewith prepared by the Company and delivered to Purchaser simultaneously with the execution hereof.

            "Encumbrances" means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

            "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any Person alleging actual or potential liability for investigatory, cleanup or private or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased, operated or managed by the Company or any Company Subsidiary or at any property securing a Company Mortgage Loan or at which Company or Subsidiary has any legal or equitable interest including by virtue of foreclosure, now or in the past, or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            "Environmental Law" means each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment, including without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacturing, processing, presence distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law

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and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

            "Escrow Representative" means an entity to be formed by the shareholders of WMCI.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Federal Income Tax" means any Tax imposed under Subtitle A of the Code.

            "Final Determination" means (i) with respect to Federal Income Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870-AD, and (ii) with respect to Taxes other than Federal Income Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through Proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended Tax Returns or appeals from adverse determinations).

            "Financial Statements" means (a) the unaudited consolidated balance sheets of the Company and the Company's consolidated Subsidiaries as at December 31 in each of the years 2002 through 2004 together with consolidated statements of income and cash flows for each of the years then ended that form a part of the consolidating financial statements of WMCI used to prepare the consolidated financial statements of WMCI, which consolidated financial statements have been certified by Ernst & Young LLP, independent certified public accountants, whose reports thereon are included therein, (b) an unaudited consolidated balance sheet of the Company and the Company's consolidated Subsidiaries as at September 30, 2005 (the "September 30 Balance Sheet") and unaudited consolidated statements of income and cash flows for the period then ended, and (c) each Month-End Balance Sheet.

            "GAAP" means United States generally accepted accounting principles.

            "Governmental Entity" means any federal, state or local court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

            "HELOC Loan" means a home equity line of credit loan which is sold pursuant to this Agreement.

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            "Income Tax" means any income, franchise, gains or similar Tax imposed on or measured by net income, profits, gains or similar items (including Federal Income Tax) and any interest, additional amounts, additions to tax, penalties or similar items with respect thereto.

            "Indebtedness" means (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any lien on any property and (vi) all guarantee obligations.

            "Insurer" means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the Purchased Mortgage Loans, including, the FHA, the VA, the RHS and any private mortgage insurer, and providers of hazard, title or other insurance with respect to any of the Purchased Mortgage Loans or the Collateral securing such Purchased Mortgage Loans.

            "Intellectual Property" means all of the following: Trademarks, Patents, Copyrights, Trade Secrets and Licenses.

            "Investor" means any Person (including an Agency) having a beneficial interest in a Purchased Mortgage Loan or a security backed by or representing an interest in a Purchased Mortgage Loan, or the servicing rights to a Purchased Mortgage Loan or mortgage-backed securities backed by a Purchased Mortgage Loan, serviced by Seller pursuant to a mortgage servicing agreement.

            "Investor Commitment" means the optional or mandatory commitments of a Person to purchase a Purchased Mortgage Loan, a Pipeline Loan or a portion of a Purchased Mortgage Loan or Pipeline Loan owned or to be acquired by the Company, or securities based on and backed by such Purchased Mortgage Loans or Pipeline Loans.

            "Knowledge of Seller" concerning a particular subject, area or aspect of the Company's business or affairs means the actual knowledge of each of Don Sherman, Vince Otto, Dan Cutaia, Dave Depodesta, Lynn Weaver, Greg McCurdy, Becky Teagarden, Kent Saari, Nate Anguiano, Ray Gusky, Jim Larkin, Rhonda Powell, Len Tichy and Rick Neff, after reasonable inquiry for transactions of this type by such persons (taking into account the areas of responsibility of such persons) of those employees of the Company whose duties would, in the normal course of the Company's affairs, result in such employees having knowledge concerning such subject, area or aspect.

            "Lease" means each lease pursuant to which the Company or any Company Subsidiary leases any real or personal property.

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            "Licenses" means all licenses and agreements pursuant to which the
Company has acquired rights in or to any Trademarks, Patents or Copyrights, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing.

            "Liquidation Proceeds" means cash received in connection with the liquidation of a defaulted Purchased Mortgage Loan, whether through the sale or assignment of such Purchased Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Purchased Mortgage Loan.

            "Loan Closing" means the closing referred to in Section 3.1(c).

            "Loan Closing Date" means the date on which the Loan Closing occurs.

            "Loan Documents" means, with respect to any Purchased Mortgage Loan and any Pipeline Loan, the file or files containing the photostatic copy or copies on other media and, to the extent required by applicable law, original documents, of the Note, any mortgage or other documents creating or evidencing a security interest in the related Collateral and other loan documents with respect to each Purchased Mortgage Loan and Pipeline Loan, as well as the related credit and closing packages, disclosures, custodial documents, and all other files, books, records and documents reasonably necessary to (i) establish the eligibility of the Purchased Mortgage Loans or Pipeline Loans for insurance by an Insurer or for sale or delivery to an Investor, (ii) service the Purchased Mortgage Loans in accordance with the Mortgage Loan Regulations, and (iii) comply with the Mortgage Loan Regulations regarding the Purchased Mortgage Loan documentation to be maintained by a servicer of the Purchased Mortgage Loans, or its document custodian.

            "Losses" mean all damages (including, without limitation, amounts paid in settlement with the consent of an Indemnitor which consent may not be unreasonably withheld or delayed), losses (including, without limitation, any losses resulting from any exercise of any right of rescission provided by applicable law), obligations (including, without limitation, mortgage loan repurchase and indemnification obligations), liabilities, liens, deficiencies, costs (including, without limitation, reasonable attorneys' fees), Taxes, penalties, fines, interest, restitution payments, monetary sanctions, punitive damages, consequential damages and expenses incurred by the Indemnified Party, including, without limitation, reasonable attorneys' fees and litigation costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any Proceeding or to establish or enforce the Indemnified Party's right to indemnification.

            "Management Reports" means the reports set forth in Section 4.7(c) of the Disclosure Schedule.

            "Material Adverse Effect" or "Material Adverse Change" means any change or changes, effect or effects, event or events, or circumstance or circumstances,

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that individually or in the aggregate are or may reasonably be expected to be materially adverse to (i) the Purchased Assets and the assets, business, operations, income, or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, or (ii) the ability of Seller or the Company to perform its obligations under this Agreement; provided, that "Material Adverse Effect" or "Material Adverse Change" shall not include the impact of (a) a change, effect, event or circumstance that generally affects the industry in which the Company operates; (b) changes in GAAP (which, for the avoidance of doubt, does not include applications thereof); (c) actions or omissions taken with the prior written consent of Purchaser; or, (d) for purposes of Section 7.2(a)(iii), 7.2(b)(iv) and 7.2(c)(iii) only, a change, effect, event or circumstance that results from the Asset Transfers.

            "Materials of Environmental Concern" means chemicals; pollutants; contaminants; wastes; and toxic or hazardous substances, materials and wastes, including without limitation, petroleum and petroleum products; asbestos and asbestos-containing materials; polychlorinated biphenyls; lead and lead-based paints and materials and lead in water; and radon.

            "MERS" means Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

            "Minimum Monthly Payment" means with respect to any HELOC Loan and any month, the minimum amount required to be paid by the related mortgagor in that month under the related mortgage note.

            "Month-End Balance Sheet" means each unaudited consolidated balance sheet of the Purchased Assets and the Company and the Company's consolidated Subsidiaries, on a pro forma basis after giving effect to the Asset Transfers and other adjustments set for therein, as of last day of each calendar month beginning on November 30, 2005, prepared based on the accounts set forth in the September 30 Pro Forma Balance Sheet and delivered by Seller to Purchaser pursuant to Section 6.14.

            "Month-End Balance Sheet Date" means the date of the most recent Month-End Balance Sheet prior to the Closing Date, and which is as of a date at least 15 days prior to the Closing Date.

            "Monthly Payment" with respect to each Purchased Mortgage Loan other than a HELOC Loan, means the scheduled monthly payment of principal and interest on a Purchased Mortgage Loan, and with respect to each HELOC Loan means the Minimum Monthly Payment.

            "Mortgage Business" means, collectively, the business of Seller, the Company and the Company Subsidiaries and their Affiliates of providing mortgage banking services (regardless of the entity through which such services were performed) conducted prior to the Closing Date, including, without limitation:
(i) the making, brokering or purchasing of residential mortgage loans through retail, wholesale (including correspondent) and direct lending channels; (ii) the sale of Company Mortgage

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Loans (including representation and warranty liability) to Investors; and (iii)
construction lending to homeowners. Expressly excluded from "Mortgage Business," however, is the mortgage reinsurance business conducted by Seller, the Company and the Company Subsidiaries and their Affiliates, and the servicing functions of Seller and its Affiliates, including, without limitation, (x) the purchase, holding and sale of servicing rights related to Company Mortgage Loans (including representation and warranty liability), and (y) the performance of servicing obligations pursuant to mortgage servicing agreements with Investors.

            "Mortgage Loan Regulations" means (i) federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with a Company Mortgage Loan or Pipeline Loan including, without limitation, laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages,
(ii) the responsibilities and obligations relating to the Company Mortgage Loans and Pipeline Loans set forth in any agreement between Seller, the Company or any Company Subsidiary, on the one hand, and any Agency, Investor or Insurer, on the other hand, (iii) the laws, rules, regulations, guidelines, handbooks and other requirements of an Investor, Agency or Insurer with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing or filing of claims in connection with a Company Mortgage Loan or Pipeline Loan, (iv) federal and state fair labor standards, laws or similar wage and hour laws and (v) the terms and provisions of the Loan Documents.

            "Net Book Value of the Company" means the excess of the Company's total assets over the Company's total liabilities, calculated on a pro forma basis after giving effect to the Asset Transfers, determined in accordance with the accounting principles applied by the Company in the September 30 Pro Forma Balance Sheet, as modified by the adjustments set forth on Schedules 1.1(a) and
(b), as applicable on a line-item basis.

            "Net Book Value of Construction Loans" means the net book value of the Construction Loans determined in accordance with the accounting principles applied by the Company in the September 30 Pro Forma Balance Sheet, as modified by the adjustments set forth on Schedules 1.1(a) and (b), as applicable on a line-item basis.

            "Net Book Value of Other Purchased Mortgage Loans" means the net book value of the Other Purchased Mortgage Loans determined in accordance with the accounting principles applied by the Company in the September 30 Pro Forma Balance Sheet, as modified by the adjustments set forth on Schedules 1.1(a) and
(b), as applicable on a line-item basis.

            "Net Book Value of Warehouse Loans" means the net book value of the Warehouse Loans determined in accordance with the accounting principles applied by the Company in the September 30 Pro Forma Balance Sheet, as modified by the adjustments set forth on Schedules 1.1(a) and (b), as applicable on a line-item basis.

            "Other Purchased Mortgage Loans" means all Purchased Mortgage Loans other than the Warehouse Loans and the Construction Loans.

            "Patents" means issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Person" means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

            "Permits" means permits, certificates, licenses, filings, approvals and other authorizations of any Governmental Entity.

            "Pipeline Applications" means the applications for mortgage loans taken by sales persons of Seller or the Company or approved brokers of Seller or the Company and entered onto the pipeline tracking system of Seller or the Company prior to the Company Closing Date, which are active but have not closed and funded before the close of business on the Company Closing Date.

            "Pipeline Loans" means those pending loans to be secured by a mortgage with respect to which, as of the Company Closing Date, a Pipeline Application has been submitted by the prospective borrower with (i) the Company or a Company Subsidiary or (ii) a correspondent or brokerage originator (and which, in the case of those loans referred to in this clause (ii), such correspondent or brokerage originator has registered such loan with the Company or a Company Subsidiary), and which have not yet closed or been purchased from the correspondent or brokerage originator on the Company Closing Date.

            "Post-Closing Tax Period" means any taxable period (or the allocable portion of a Straddle Period) beginning after the close of business on the Closing Date.

            "Pre-Closing Tax Period" means any taxable period (or the allocable portion of a Straddle Period) ending on or before the close of business on the Closing Date.

            "Pro Forma Financial Statements" means unaudited pro forma consolidated balance sheets of the Purchased Assets and the Company and the Company's consolidated Subsidiaries, after taking into effect the Asset Transfers, as at September 30, 2005 (the "September 30 Pro Forma Balance Sheet") and November 30, 2005 (the "November 30 Pro Forma Balance Sheet").

            "Proceeding" means any formal or informal proceeding, charge, complaint, examination, inquiry, investigation, audit, hearing, claim, demand, notice, action, suit, litigation, arbitration or mediation (in each case, whether civil, criminal, administrative or investigative) commenced, conducted, heard or pending by or before any Governmental Entity, arbitrator or mediator.

            "Purchased Mortgage Loan" means the Warehouse Loans, the Construction Loans and all mortgage loans held by Seller as of the Loan Closing Date in the accounts set forth in the September 30 Pro Forma Balance Sheet and November 30 Pro Forma Balance Sheet.

            "Purchaser Indemnified Parties" means Purchaser and each of its officers, directors, employees, agents, Affiliates and successors and assigns.

            "Purchaser Plan" means an employee benefit plan of Purchaser.

            "Required Collateral Documents" mean, with respect to each such Purchased Mortgage Loan, (i) an original mortgage note evidencing the Purchased Mortgage Loan endorsed by the applicable borrower in blank showing a complete chain of endorsement from the original holder through such borrower, (ii) an original mortgage securing the above-referenced mortgage note or in lieu of a recorded document, a certified copy, with a conformed recorded copy to follow as soon as the same is received by the applicable borrower (MERS, as nominee of the applicable borrower, may be shown as the original mortgagee on such mortgage),
(iii) if the Purchased Mortgage Loan is a HELOC Loan, a copy of the HUD-1 Settlement Statement, and (iv) if the Purchased Mortgage Loan is a HUD 203(k) Mortgage Loan, a copy of the HUD 203(k) Maximum Mortgage Worksheet.

            "Seller Change of Control" means any of the following events:

            (i) the consummation of a dissolution or complete liquidation of Seller, or shareholder approval of a plan for the dissolution or complete liquidation of Seller; or

            (ii) the consummation of a sale of all or substantially all of the assets of Seller (in one or a series of related transactions); or

            (iii) the acquisition by any person or group of securities issued by Seller representing at least 50% of the combined voting power in the election of directors of all of Seller's then outstanding securities; or

            (iv) the consummation of a merger or consolidation of Seller with any other corporation or other entity, other than a merger or consolidation immediately following which persons who were stockholders of Seller immediately prior to such merger or consolidation beneficially own securities issued by the entity resulting from such merger or consolidation representing more than 50% of the combined voting power in the election of directors of all of the resulting entity's then outstanding securities in substantially the same proportions as their ownership of voting securities of Seller immediately before such merger or consolidation.

            "Seller Indemnified Persons" means Seller and each of its officers, directors, employees, agents, Affiliates and successors and assigns.

            "Servicing Rights" means any and all of the following: (a) any and all rights to service the Purchased Mortgage Loans; (b) any payments to or monies received by Seller for servicing the Purchased Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Purchased Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of Seller thereunder; (e) escrow payments or other similar payments with respect to the Purchased Mortgage Loans and any amounts actually collected by Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Purchased Mortgage Loans or pertaining to the past, present or prospective servicing of the Purchased Mortgage Loans.

            "Straddle Period" means any taxable period that includes (but does not end on) the Closing Date.

            "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

            "Tax" means any and all (a) Federal, state, local or foreign tax, fee or other like assessment or charge of any kind, including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value-added, transfer, franchise, profits, license, withholding on amounts paid to or by the taxpayer, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall tax, premium, customs duty or other tax, together with any interest, penalty and additions to tax; (b) liability for the payment of Tax as the result of membership in any combined, unitary, consolidated or other affiliated group of which the Company or any Company Subsidiary is or has been a member on or before the Closing Date; and (c) transferee or secondary liability in respect of any Tax (whether imposed by law or contractual arrangement).

            "Tax Benefit" with respect to any event or adjustment for any Person means the positive excess, if any, of the Tax liability of such Person without regard to such event or adjustment over the Tax liability of such Person taking into account such event or adjustment, with all other circumstances remaining unchanged.

            "Tax Cost" with respect to any event or adjustment for any Person means the positive excess, if any, of the Tax liability of such Person taking such event or adjustment into account over the Tax liability of such Person without regard to such event or adjustment, with all other circumstances remaining unchanged.

            "Tax Return" means any return (including estimated returns), declaration, report, claim for refund, or information return or statement relating to Taxes, including any such document prepared on an affiliated, consolidated, combined or unitary group basis and any schedule or attachment thereto.

            "Taxing Authority" means any governmental or regulatory authority, body or instrumentality exercising any authority to impose, regulate or administer the imposition of Taxes.

            "Title IV Plan" means a Company Plan that is subject to Title IV of ERISA.

            "Trademarks" means U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

            "Trade Secrets" means all categories of trade secrets as defined in the Uniform Trade Secrets Act including business information.

            "Transactions" means all the transactions provided for or contemplated by this Agreement.

            "Transfer Tax" or "Transfer Taxes" means any federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar Tax imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, together with any interest, penalties and additions to Tax.

            "Voting Debt" means indebtedness having general voting rights and debt convertible into securities having such rights.

            "Warehouse Closing" means the closing referred to in Section 3.1(a).

            "Warehouse Closing Date" means the date on which the Warehouse Closing occurs.

            "Warehouse Loans" means all "Loans Available for Sale" held by Seller as of December 31, 2005 in the accounts set forth in the September 30 Pro Forma Balance Sheet and November 30 Pro Forma Balance Sheet, other than those set forth on Schedule 1.1(c).

            "WMCI"  means  Waterfield  Mortgage  Company,   Incorporated,   an
Indiana corporation.

            "WMCI Tax Group" means WMCI and its Subsidiaries (including, without limitation, the Company and the Company Subsidiaries).

            "WARN Act" means the Worker Adjustment and Retraining Notification Act.

            Section 1.2 Interpretation. (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

            (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

            (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

            (d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

            (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

            (f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                                   ARTICLE II

                                PURCHASE AND SALE

            Section 2.1 Sale and Transfer of Shares. Subject to the terms and conditions of this Agreement, at the Company Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser and Purchaser shall purchase from Seller, the Shares, free and clear of all Encumbrances.

            Section 2.2 Sale and Transfer of Assets.

            (a) Subject to the terms and conditions of this Agreement, at the Warehouse Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser, free and clear of all Encumbrances, all of Seller's right, title and interest in and to the Warehouse Loans, together with the Loan Documents, Monthly Payments, Liquidation

Proceeds, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with the Warehouse Loans.

            (b) Subject to the terms and conditions of this Agreement, at the Company Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser, free and clear of all Encumbrances, all of Seller's right, title and interest in and to the Construction Loans, together with the Loan Documents, Monthly Payments, Liquidation Proceeds, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with the Construction Loans.

            (c) Subject to the terms and conditions of this Agreement, at the Loan Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser, free and clear of all Encumbrances, all of Seller's right, title and interest in and to the Other Purchased Mortgage Loans, together with the Loan Documents, Monthly Payments, Liquidation Proceeds, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with the Other Purchased Mortgage Loans (collectively with the assets purchased pursuant to Section 2.2(a), the "Purchased Assets").

            Section 2.3 The Purchase Price.

            (a) Purchase Price for Shares. Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Purchaser of the Shares, (i) to the extent the Net Book Value of the Company as of the Month-End Balance Sheet Date is a positive number, Purchaser shall pay an amount equal to the Net Book Value of the Company as of the Month-End Balance Sheet Date (as such, the "Positive Share Purchase Price"), and (ii) to the extent the Net Book Value of the Company as of the Month-End Balance Sheet Date is a negative number, Seller shall pay an amount equal to the difference between zero and the Net Book Value of the Company as of the Month-End Balance Sheet Date (as such, the "Negative Share Purchase Price"), in each case subject to adjustment as provided in Section 2.4.

            (b) Purchase Price for Purchased Assets.

            (i) Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Purchaser of the Warehouse Loans, Purchaser shall pay an amount equal to the Net Book Value of the Warehouse Loans as of the date hereof (the "Warehouse Loan Purchase Price"), subject to adjustment as provided in Section 2.4. Within three Business Days of the date hereof, Seller shall deliver to Purchaser a data file in the format set forth on
      Schedule 6.11 with respect to the Warehouse Loans, together with a statement setting forth the Net Book Value of the Warehouse Loans as of the date hereof (collectively, the "Warehouse Loan Data File").

            (ii) Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Purchaser of the Construction Loans, Purchaser shall pay an amount equal to the Net Book Value of the Construction Loans as of three Business Days prior to the date of the Construction Loan Data File (the "Construction Loan Purchase Price"), subject to adjustment as provided in Section 2.4. Two Business Days prior to the Company Closing Date, Seller shall deliver to Purchaser a data file in the format set forth on Schedule 6.11 with respect to the Construction Loans, together with a statement setting forth the Net Book Value of the Construction Loans as of three Business Days prior to the date of such statement (collectively, the "Construction Loan Data File").

            (iii) Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Purchaser of the Other Purchased Mortgage Loans, Purchaser shall pay an amount equal to the Net Book Value of the Other Purchased Mortgage Loans as of the Company Closing Date (the "Other Purchased Mortgage Loan Purchase Price"; together with the Warehouse Loan Purchase Price and the Positive Share Purchase Price or Negative Share Purchase Price, as the case may be, the "Purchase Price"), subject to adjustment as provided in Section 2.4. Within three Business Days of the Company Closing Date, Seller shall deliver to Purchaser a data file in the format set forth on Schedule 6.11 with respect to the Other Purchased Mortgage Loans, together with a statement setting forth the Net Book Value of the Other Purchased Mortgage Loans as of the Company Closing Date (collectively, the "Other Purchased Mortgage Loan Data File").

            (c) Escrow Amount.

            (i) An amount equal to the lesser of $75,000,000 and 10% of the Warehouse Loan Purchase Price (such amount, the "Warehouse Loan Escrow Amount") shall be deposited at the Warehouse Closing with the Escrow Agent, and the balance of the Warehouse Loan Purchase Price (the "Warehouse Closing Date Payment") shall be paid to Seller at the Warehouse Closing.

            (ii) An amount equal to 10% of the Construction Loan Purchase Price (such amount, the "Construction Loan Escrow Amount") shall be deposited at the Company Closing with the Escrow Agent, and the balance of the Construction Loan Purchase Price (the "Construction Loan Payment") shall be paid to Seller at the Company Closing.

            (iii) An amount equal to the greater of (i) 10% of the Purchase Price (less the Warehouse Loan Escrow Amount and the Construction Loan Escrow Amount) or $75,000,000, whichever is less and (ii) an amount equal to $55,000,000 less the Warehouse Loan Escrow Amount and the Construction Loan Escrow Amount (such amount, the "Loan Escrow Amount"; together with the Warehouse Loan Escrow Amount and the Construction Loan Escrow Amount, the "Escrow Amount") shall be deposited at Loan Closing with the Escrow Agent, and the balance of the Loan Purchase Price (the "Loan Closing Date Payment") shall be paid to Seller at Closing.

            Section 2.4 Post-Closing Purchase Price Adjustment. (a) As promptly as practicable, but in any event not later than forty five (45) days after the Loan Closing Date (subject to the last sentence of this Section 2.4), Purchaser shall cause to be prepared and delivered to Seller (i) a statement setting forth the Net Book Value of Warehouse Loans as of the date hereof (the "Statement of Warehouse Loans Net Book Value"), (ii) a statement setting forth the Net Book Value of the Construction Loans as of the Company Closing Date (the "Statement of Construction Loans Net Book Value"), (iii) a statement setting forth the Net Book Value of Other Purchased Mortgage Loans as of the Loan Closing Date (the "Statement of Other Purchased Mortgage Loan Net Book Value"), and (iv) a balance sheet for the Company as of the Company Closing Date (the "Closing Date Balance Sheet"), accompanied by a statement setting forth the Net Book Value of the Company (the "Statement of Company Net Book Value") as of the Company Closing Date. For the avoidance of doubt, any information received by Purchaser from Bear Stearns with respect to loans sold to Bear Stearns and its Affiliates pursuant to contracts of Seller with such entities may be utilized by Purchaser in determining the Statement of Warehouse Loans Net Book Value, Statement of Construction Loans Net Book Value, Statement of Other Purchased Mortgage Loan Net Book Value and Statement of Company Net Book Value. In the event that this Agreement is terminated subsequent to the Warehouse Closing Date and prior to the occurrence of the Company Closing Date or Loan Closing Date, as the case may be, then Purchaser shall cause to be prepared and delivered to Seller only the Statement of Warehouse Loans Net Book Value, Statement of Construction Loans Net Book Value, and/or Closing Date Balance Sheet and Statement of Company Net Book Value, as the case may be, within forty five (45) days after the date of termination, and the remainder of this Section 2.4 shall apply solely with respect to the Statement of Warehouse Loans Net Book Value, Statement of Construction Loans Net Book Value and/or Closing Date Balance Sheet and Statement of Company Net Book Value, as the case may be.

            (b) If Seller in good faith disagrees with the Closing Date Balance Sheet, the Statement of Company Net Book Value, the Statement of Warehouse Loans Net Book Value, Statement of Construction Loans Net Book Value or the Statement of Other Purchased Mortgage Loan Net Book Value, then Seller shall notify Purchaser in writing (the "Notice of Disagreement") of such disagreement within ten (10) days after delivery of the Closing Date Balance Sheet, the Statement of Company Net Book Value, the Statement of Warehouse Loans Net Book Value, Statement of Construction Loans Net Book Value and the Statement of Other Purchased Mortgage Loan Net Book Value to Seller. The Notice of Disagreement shall set forth in reasonable detail the basis for the disagreement. Thereafter, Purchaser and Seller shall attempt in good faith to resolve and finally determine the Closing Date Balance Sheet, the Statement of Company Net Book Value, the Statement of Warehouse Loans Net Book Value, Statement of Construction Loans Net Book Value and Statement of Other Purchased Mortgage Loan Net Book Value. Any such resolution shall be evidenced in a writing and executed by an authorized representative of each of Purchaser and Seller. If Purchaser and Seller are unable to resolve the disagreement within ten (10) days after delivery of the Notice of Disagreement, then Purchaser and Seller shall submit such unresolved items to Pricewaterhouse Coopers LLP (such accounting firm being hereinafter referred to as the "Independent Accountant") for its review and determination with respect thereto, and if such Independent Accountant is unwilling or unable to serve in such capacity, then Purchaser and Seller shall select, within 10 days after notification that Pricewaterhouse Coopers LLP is unwilling or unable to serve in such capacity, a mutually acceptable, nationally recognized independent accounting firm to serve as the Independent Accountant. Such determination will be made, and written notice thereof given to Purchaser and Seller within twenty (20) days after such selection. The determination by the Independent Accountant shall be final, binding and conclusive upon the parties hereto. The scope of such firm's engagement (which shall not be an audit) shall be limited to the resolution of the items contained in the Notice of Disagreement, and the recalculation, if any, of the Closing Date Balance Sheet, the Statement of Company Net Book Value, the Statement of Warehouse Loans Net Book Value, Statement of Construction Loans Net Book Value and the Statement of Other Purchased Mortgage Loan Net Book Value in light of such resolution. The fees, costs and expenses of Purchaser in connection with the preparation of the Closing Date Balance Sheet, the Statement of Net Book Value, the Statement of Warehouse Loans Net Book Value, Statement of Construction Loans Net Book Value and the Statement of Other Purchased Mortgage Loan Net Book Value shall be borne by Purchaser. The fees, costs and expenses of the Independent Accountant, if any, selected in accordance with this Section 2.3(b) will be shared equally by Purchaser and Seller. Within five (5) days of the first to occur of either (i) final resolution of the Closing Balance Sheet, the Statement of Company Net Book Value, the Statement of Warehouse Loans Net Book Value, Statement of Construction Loans Net Book Value and/or Statement of Other Purchased Mortgage Loan Net Book Value as described above, and (ii) delivery of a notice of determination by the Independent Accountants as described above, any adjustment shall be paid as provided in Section 2.3(c). Any portion of the Purchase Price Adjustment not in dispute shall be paid when due.

            (c) Subject to subsection (b) above, within fifteen (15) days after delivery to Seller of the Closing Date Balance Sheet, the Statement of Net Book Value, the Statement of Warehouse Loans Net Book Value, Statement of Construction Loans Net Book Value and the Statement of Other Purchased Mortgage Loan Net Book Value pursuant to subsection (a) above, (A) Seller shall pay to Purchaser (first, through the release of funds from the Escrow Agreement, as more fully set forth therein, and then, to the extent of any excess, by payment directly from Seller to Purchaser) (i) (w) the amount, if any, by which the Net Book Value of the Company as of the Month-End Balance Sheet Date exceeds the Net Book Value of the Company as of the Company Closing Date, (x) the amount, if any, by which the Net Book Value of the Construction Loans as reflected in the Construction Loan Data File exceeds the Net Book Value of the Construction Loans as of the Company Closing Date, (y) the amount, if any, by which the Net Book Value of the Other Purchased Mortgage Loans as of the

Company Closing Date exceeds the Net Book Value of the Other Purchased Mortgage Loans as of the Loan Closing Date, and (z) the amount, if any, by which the Net Book Value of the Warehouse Loans as reflected in the Warehouse Loan Data File exceeds the Net Book Value of the Warehouse Loans as of the date hereof, plus
(ii) interest on the amount computed pursuant to clause (A)(i) above at the Base Rate for the period from the applicable Closing to the date of payment in full of such amount; or (B) Purchaser shall pay to Seller (i) (w) the amount, if any, by which the Net Book Value of the Company as of the Company Closing Date exceeds Net Book Value of the Company as of the Month-End Balance Sheet Date,
(x) the amount, if any, by which the Net Book Value of the Construction Loans as of the Company Closing Date exceeds Net Book Value of the Construction Loans as reflected in the Construction Loan Data File, (y) the amount, if any, by which the Net Book Value of the Other Purchased Mortgage Loans as of the Loan Closing Date exceeds Net Book Value of the Other Purchased Mortgage Loans as of three Business Days prior to the Company Closing Date, and (z) the amount, if any, by which the Net Book Value of the Warehouse Loans as of the date hereof exceeds the Net Book Value of the Warehouse Loans as reflected in the Warehouse Loan Date File, plus (ii) interest on the amount computed pursuant to clause (B)(i) above at the Base Rate for the period from the applicable Closing to the date of payment in full of such amount (as such, the "Purchase Price Adjustment"). Payments by Seller or Purchaser, as the case may be, pursuant to the preceding sentence shall be made by wire transfer of immediately available funds. The parties shall treat any payment made pursuant to this Section 2.3(c) as an adjustment to the Purchase Price for all purposes. For purposes of this Section 2.3, the "Base Rate" means the London Interbank Offered Rate (LIBOR) as reported on the Closing Date in The Wall Street Journal for six calendar months, plus 3%.

            Section 2.5 Escrow. At the Warehouse Closing, the Company Closing and the Loan Closing, there shall be placed in escrow with JP Morgan Chase or such other nationally recognized banking institution which Purchaser and Seller mutually agree (the "Escrow Agent") the Warehouse Loan Escrow Amount, the Construction Loan Escrow Amount and Loan Escrow Amount, respectively, in order to provide a fund for (i) the Purchase Price Adjustment, if any, to be paid by Seller to Purchaser pursuant to Section 2.3(c) and (ii) indemnity payments Seller is obligated to make pursuant to Section 8.2 and 10.2 of this Agreement, as more fully set forth in the Escrow Agreement. The Warehouse Loan Escrow Amount, Construction Loan Escrow Amount and Loan Escrow Amount shall be delivered by Purchaser to the Escrow Agent at the Warehouse Closing, Company Closing and the Loan Closing, respectively, and shall be held and delivered by the Escrow Agent in accordance with the terms and provisions of the Escrow Agreement in the form of Exhibit A (the "Escrow Agreement"), which Escrow Agreement Purchaser, Seller and the Escrow Agent shall execute and deliver at the Warehouse Closing.

            Section 2.6 Withholding Tax. Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable to Seller pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated as having been paid to Seller for all purposes of this Agreement.

                                  ARTICLE III

                                  THE CLOSINGS

            Section 3.1 The Closings.

            (a) Warehouse Closing. The sale and transfer of the Warehouse Loans by Seller to Purchaser shall take place at the offices of Cadwalader, Wickersham & Taft, LLP, One World Financial Center, New York, New York 10281, two Business Days following the delivery by Seller to Purchaser of the Warehouse Loan Data File, subject to the satisfaction and/or waiver of all conditions to close set forth in Sections 7.1, 7.2(a) and 7.3(a) (other than conditions which can be satisfied only by the delivery of certificates, opinions or other documents at the Warehouse Closing) unless another date or place is agreed in writing by each of the parties hereto.

            (b) Company Closing. The sale and transfer of the Shares and the Construction Loans by Seller to Purchaser shall take place at the offices of Cadwalader, Wickersham & Taft, LLP, One World Financial Center, New York, New York 10281, as soon as practicable following the consummation of the Warehouse Closing, subject to the satisfaction and/or waiver of all conditions to close set forth in Section 7.1, 7.2(b) and 7.3(b) (other than conditions which can be satisfied only by the delivery of certificates, opinions or other documents at the Company Closing) unless another date or place is agreed in writing by each of the parties hereto. Subject to the satisfaction and/or waiver of all conditions to close set forth in Article VII, the parties intend that the Company Closing shall occur on or about January 20, 2006.

            (c) Loan Closing. The sale and transfer of the Other Purchased Mortgage Loans by Seller to Purchaser shall take place at the offices of Cadwalader, Wickersham & Taft, LLP, One World Financial Center, New York, New York 10281, two Business Days following the delivery by Seller to Purchaser of the Other Purchased Loan Data File, subject to the satisfaction and/or waiver of all conditions to close set forth in Sections 7.1, 7.2(c) and 7.3(c) (other than conditions which can be satisfied only by the delivery of certificates, opinions or other documents at the Loan Closing) unless another date or place is agreed in writing by each of the parties hereto.

            Section 3.2 Deliveries by Seller.

            (a) Warehouse Closing. In addition to the deliveries set forth in
Section 3.4, at the Warehouse Closing, Seller shall deliver to Purchaser:

            (i) a duly executed bill of sale in form and substance customary in similar transactions with respect to the Warehouse Loans;

            (ii) the Officers' Certificate referred to in Section 7.2(a)(ii) hereof;

            (iii) a power-of-attorney in form and substance reasonably satisfactory to Seller and Purchaser allowing Purchaser to take, in the name and on behalf of Seller, any action consistent with the terms of this Agreement in connection with the Warehouse Loans;

            (iv) a certification of non-foreign status from WMCI in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder; and

            (v) all other previously undelivered documents required to be delivered by Seller to Purchaser at or prior to the Warehouse Closing in connection with the Transactions.

            (b) Company Closing. At the Closing, Seller shall deliver to
Purchaser:

            (i) certificates representing the Shares, duly and validly endorsed in favor of Purchaser or accompanied by a separate stock power duly and validly executed by Seller and otherwise sufficient to vest in Purchaser good and marketable title to the Shares;

            (ii) a duly executed bill of sale in form and substance customary in similar transactions with respect to the Construction Loans;

            (iii) the Negative Share Purchase Price, if applicable, by transfer of immediately available funds to such account at such bank as Purchaser shall direct;

            (iv) all of the books and records relating to the Company and the assets transferred to the Company pursuant to the Asset Transfer Agreement;

            (v) the Officers' Certificate referred to in Section 7.2(b)(ii) hereof;

            (vi) a power-of-attorney in form and substance reasonably satisfactory to Seller and Purchaser allowing Purchaser to take, in the name and on behalf of Seller, any action consistent with the terms of this Agreement in connection with the Construction Loans;

            (vii) a certification of non-foreign status from WMCI in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder;

            (viii) all other previously undelivered documents required to be delivered by Seller to Purchaser at or prior to the Company Closing in connection with the Transactions.

            (c) Loan Closing. In addition to the deliveries set forth in Section 3.4, at the Loan Closing, Seller shall deliver to Purchaser:

            (i) a duly executed bill of sale in form and substance customary in similar transactions with respect to the Other Purchased Mortgage Loans;

            (ii) the Officers' Certificate referred to in Section 7.2(c)(ii) hereof;

            (iii) a certification of non-foreign status from WMCI in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder;

            (iv) a power-of-attorney in form and substance reasonably satisfactory to Seller and Purchaser allowing Purchaser to take, in the name and on behalf of Seller, any action consistent with the terms of this Agreement in connection with the Other Purchased Mortgage Loans; and

            (v) all other previously undelivered documents required to be delivered by Seller to Purchaser at or prior to the Loan Closing in connection with the Transactions.

            Section 3.3 Deliveries by Purchaser.

            (a) At the Warehouse Closing, Purchaser shall deliver:

            (i) the Warehouse Closing Date Payment to Seller, by transfer of immediately available funds to such account at such bank as Seller shall direct;

            (ii) the Warehouse Escrow Amount to the Escrow Agent;

            (iii) the Officers' Certificate referred to in Section 7.3(a)(iii) hereof; and

            (iv) such other documents as are required to be delivered by Purchaser to Seller.

            (b) At the Company Closing, Purchaser shall deliver:

            (i) the Construction Loan Payment, together with the Positive Share Purchase Price, if applicable, by transfer of immediately available funds to such account at such bank as Seller shall direct;

            (ii) the Construction Loan Escrow Amount to the Escrow Agent;

            (iii) the Officers' Certificate referred to in Section 7.3(b)(iii) hereof; and

            (iv) such other documents as are required to be delivered by Purchaser to Seller.

            (c) At the Loan Closing, Purchaser shall deliver:

            (i) the Loan Closing Date Payment to Seller, by transfer of immediately available funds to such account at such bank as Seller shall direct;

            (ii) the Loan Escrow Amount to the Escrow Agent;

            (iii) the Officers' Certificate referred to in Section 7.3(c)(iii) hereof; and

            (iv) such other documents as are required to be delivered by Purchaser to Seller.

            Section 3.4 Deliveries of Loan Documents.

            (a) Prior to each of the Warehouse Closing Date, Company Closing Date and Loan Closing Date, Seller shall deliver the Required Collateral Documents applicable to the Warehouse Loans, Construction Loans or Other Purchased Mortgage Loans, as the case may be, to Purchaser or its designee in accordance with the instructions provided by Purchaser, which documents shall be held in escrow by Purchaser pending consummation of the Warehouse Closing, Company Closing or Loan Closing, as the case may be.

            (b) Within two days following each of the Warehouse Closing Date, Company Closing Date and Loan Closing Date, Seller shall deliver an electronic file of the Loan Documents (other than the Required Loan Documents) applicable to the Warehouse Loans, Construction Loans or Other Purchased Mortgage Loans, as the case may be, to Purchaser or its designee in accordance with the instructions provided by Purchaser.

            (c) Within ten days following each of the Warehouse Closing Date, Company Closing Date and Loan Closing Date, Seller shall deliver a hard copy of all the Loan Documents (other than the Required Loan Documents) applicable to the Warehouse Loans, Construction Loans or Other Purchased Mortgage Loans, as the case may be, to Purchaser or its designee in accordance with the instructions provided by Purchaser.

            (d) The Loan Documents required to be retained by Seller to service the Purchased Mortgage Loans (as such, the "Servicing File") pursuant to the Interim Servicing Agreement and thus not delivered to Purchaser are and shall be held in trust by Seller for the benefit of Purchaser as the owner thereof. Seller's possession of any portion of the Servicing File is at the will of Purchaser for the sole purpose of facilitating servicing of the related Purchased Mortgage Loan pursuant to the Interim Servicing Agreement, and such retention and possession by Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Loan Documents and Servicing File is vested in Purchaser and the ownership of all records and documents with respect to the related Purchased Mortgage Loan prepared by or which come into the possession of Seller shall immediately vest in Purchaser and shall be retained and maintained, in trust, by Seller at the will of Purchaser in such custodial capacity only. The Servicing File retained by Seller pursuant to the Interim Servicing Agreement shall be segregated from the other books and records of Seller and shall be appropriately marked to clearly reflect the sale of the related Purchased Mortgage Loan to Purchaser. Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with the Interim Servicing Agreement.

            (e) To the extent that all Required Collateral Documents are not delivered at the Warehouse Closing, Company Closing or Loan Closing, as the case may be, Seller shall have 15 days following the Warehouse Closing, Company Closing or Loan Closing Date, as the case may be, to deliver such missing Required Collateral Document to Purchaser. If Seller fails to deliver any of the Required Collateral Documents within 15 days of the Warehouse Closing Date, Company Closing Date or

Loan Closing Date, as the case may be, Seller shall, upon written request from Purchaser, repurchase such related Purchased Mortgage Loan(s) at the price reflected on the Statement of Warehouse Loans Net Book Value, Statement of Construction Loans Net Book Value or the Statement of Other Purchased Mortgage Loan Net Book Value, as the case may be. At the time of repurchase of any Purchased Mortgage Loan, Purchaser and Seller shall arrange for the reassignment of the repurchased Purchased Mortgage Loan to Seller and the delivery to Seller of any documents held by Purchaser relating to the repurchased Purchased Mortgage Loan. If Seller repurchases a Purchased Mortgage Loan that is registered with MERS, Purchaser shall either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS System Seller or its designee as the beneficial holder of such Mortgage Loan.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLER

            Except as specifically set forth in the Disclosure Schedule, Seller represents and warrants to Purchaser that all of the statements contained in this Article IV are true and complete as of the date of this Agreement (or, if made as of a different specified date, as of such date), and will be true and complete as of the Warehouse Closing Date (other than with respect to the Purchased Mortgage Loans not yet owned by Seller), the Company Closing Date (other than with respect to the representations and warranties as to the Warehouse Loans) and the Loan Closing Date (other than with respect to representations and warranties as to the Warehouse Loans, Construction Loans and the Shares) as though made on the Warehouse Closing Date, the Company Closing Date and the Loan Closing Date, as applicable. Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement; provided, however, that any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which any item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. As used in this Article IV, the Company shall refer to the Company, together with all of its employees, assets, properties, interests and liabilities, after giving effect to the Asset Transfers. The representations and warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising from actions taken in compliance with the explicit terms of this Agreement or at the request of Purchaser.

            Section 4.1 Share Ownership. (a) Seller is the record and beneficial owner of the Shares, free and clear of all Encumbrances.

            (b) The stock certificates, stock powers, endorsements, assignments and other instruments to be executed and delivered by Seller to Purchaser at the Company

Closing will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, and will effectively vest in Purchaser good, valid and marketable title to the Shares as contemplated by this Agreement, free and clear of all Encumbrances.

            Section 4.2 Organization; Qualification. (a) Seller is a federal stock savings bank duly organized and validly existing under the laws of the United States of America.

            (b) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) except as set forth in Section 4.2(b) of the Disclosure Schedule, is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which it has offices, facilities, representatives or employees. The Company has heretofore delivered to Purchaser complete and correct copies of the certificate of incorporation and bylaws of the Company as presently in effect.

            Section 4.3 Authorization; Validity of Agreement. Each of Seller and the Company has full corporate power and authority to execute and deliver this Agreement, and to consummate the Transactions. The execution, delivery and performance by each of Seller and the Company of this Agreement and the consummation by each of Seller and the Company of the Transactions have been duly authorized by the board of directors of Seller, the Company and WMCI, and no other corporate action on the part of any of Seller, the Company or WMCI is necessary to authorize the execution and delivery by Seller or the Company of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by each of Seller and the Company and, assuming due and valid authorization, execution and delivery thereof by Purchaser, this Agreement is a valid and binding obligation of each of Seller and the Company enforceable against each of Seller and the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            Section 4.4 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by Seller or the Company, the consummation by Seller or the Company of any of the Transactions or compliance by Seller or the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, the bylaws or similar organizational documents of Seller, the Company or any Company Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or other Person (including consents from parties to loans, contracts, leases and other agreements to which Seller, the Company or any Company Subsidiary is a party),
(iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, the Company, any Company Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii),
(iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

            Section 4.5 Subsidiaries and Affiliates. The Disclosure Schedule sets forth the name, jurisdiction of incorporation and authorized and outstanding capital of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is qualified to do business. The Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business. All the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company free and clear of all Encumbrances, and is validly issued, fully paid and nonassessable. Each Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; and (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The Company has heretofore delivered to Purchaser complete and correct copies of the certificate of incorporation and bylaws of each Company Subsidiary, as presently in effect.

            Section 4.6 Capitalization. The authorized capital stock of the Company consists of 1000 shares of Common Stock. As of the date hereof, (i) 100 shares of Common Stock are issued and outstanding, all of which are owned by Seller and (ii) no shares of Common Stock are issued and held in the treasury of the Company. All the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable. There is no Voting Debt of the Company or any Company Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity or debt interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and
(iii) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares, or other capital stock of the Company, or any Company Subsidiary or Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity.

            Section 4.7 Financial Statements. (a) True and complete copies of the Financial Statements are included in Section 4.7(a) of the Disclosure Schedule, other than with respect to the Month-End Balance Sheets, which will be delivered by Seller to Purchaser pursuant to Section 6.14. The Financial Statements (other than the Month-End Balance Sheets, which are provided for in the following sentence) have been prepared from, are in accordance with and accurately reflect, the books and records of the Company and the Company Subsidiaries, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto), and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and the Company Subsidiaries as of the times and for the periods referred to therein (subject to normally recurring year-end audit adjustments which are not material either individually or in the aggregate). The Month-End Balance Sheets will be prepared from, will be in accordance with and will accurately reflect, the books and records of the Company and the Company Subsidiaries will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries, as of the times referred to therein after giving effect to the Asset Transfers, subject to the adjustments and assumptions described therein.

            (b) True and complete copies of the Pro Forma Financial Statements are included in Section 4.7(b) of the Disclosure Schedule. The Pro Forma Financial Statements have been prepared from the books and records of the Company and the Company Subsidiaries, and fairly present the consolidated financial position of the Purchased Assets and the Company and the Company Subsidiaries as of the times and for the periods referred to therein (subject to (i) normally recurring year-end audit adjustments which are not material either individually or in the aggregate, and (ii) the adjustments and assumptions described therein).

            (c) The Management Reports set forth in Section 4.7(c) of the Disclosure Schedule have been prepared from the books and records of the Company and the Company Subsidiaries and are true and correct in all material respects.

            Section 4.8 Books and Records. The books of account, minute books, stock record books and other records of the Company and the Company Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records in all material respects of all meetings of, and corporate action taken by, the Company's stockholders, the Company Board of Directors and all committees of the Company Board of Directors, and no meeting of the Company's stockholders, the Company Board of Directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books. True and complete copies of all minute books and all stock record books of the Company and each Company Subsidiary have heretofore been made available to Purchaser.

            Section 4.9 No Undisclosed Liabilities. To the Knowledge of Seller, except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date pursuant to the terms of this Agreement, neither the Company nor any Company Subsidiary has any material liability or obligation of any nature, whether or not accrued, contingent or otherwise. To the Knowledge of Seller, the reserves reflected in the Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

            Section 4.10 Absence of Certain Changes.

            (a) Since the Balance Sheet Date, the Company and each Company Subsidiary has conducted its respective business only in the ordinary and usual course and consistent with past practice, and (i) the Company has not suffered any Material Adverse Change, and no event has occurred (other than in connection with the Asset Transfers) or circumstances arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect, and (ii) neither the Company nor any Company Subsidiary has taken any action which would constitute a breach of clause (a)-(n) of Section 6.1.

            (b) Since December 1, 2005, Seller, the Company and each Company Subsidiary have sold mortgage loans only in the ordinary course of business consistent with past practice and have not selectively sold more profitable loans relative to less profitable loans.

            Section 4.11 Title to Properties; Encumbrances.

            (a) Seller is the owner of the Purchased Assets and, by the execution and delivery at the Warehouse Closing and Loan Closing, as the case may be, of the instruments of transfer provided for herein and such other documents as may reasonably be requested by Purchaser or its counsel, Purchaser will be vested with good and valid title to each of the Purchased Assets, free and clear of all Encumbrances.

            (b) Each of the Company and each Company Subsidiary has good, valid and marketable title to all the properties and assets that it purports to own (tangible and intangible) free and clear of all Encumbrances, including all the properties and assets reflected in the Balance Sheet and all such properties and assets purchased by the Company or any Company Subsidiary since the Balance Sheet Date, which subsequently acquired personal properties and assets (other than inventory and short term investments) are listed in Section 4.11 of the Disclosure Schedule. The properties and other assets presently owned, leased or licensed by the Company or the Company Subsidiaries and described elsewhere in this Agreement include all such properties and other assets necessary to permit the Company and the Company Subsidiaries to conduct their respective businesses in all material respects in the same manner as such businesses have been conducted prior to the date hereof.

            Section 4.12 Real Property. The Company does not own any real property.

            Section 4.13 Leases. Section 4.13(a) of the Disclosure Schedule sets forth a list of each Lease. A true and complete copy of each Lease has been made available to Purchaser. The leasehold estate created by each Lease is free and clear of all Encumbrances. To the Knowledge of Seller, there are no material existing defaults by the Company or any Company Subsidiary under any of the Leases. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Company or any Company Subsidiary under any Lease. Seller has not received notice, nor does Seller have any Knowledge that any lessor under any Lease will not consent (where such consent is necessary) to the consummation of the Transactions without requiring any modification of the rights or obligations of the lessee thereunder.

            Section 4.14 Mortgage Loans. (a) On the Warehouse Closing Date, Seller will be the sole owner of each of the Warehouse Loans, and on the Loan Closing Date, Seller will be the sole owner of each of the Other Purchased Mortgage Loans and as of such applicable Closing Date, will be the sole owner or beneficiary of or under any related notes (the "Mortgage Notes"), deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsement, bonds, letters of credit, accounts, insurance contracts and policies, credit reports, Tax Returns, appraisals, escrow documents, participation agreements (if applicable), loan files, servicing files and all other documents evidencing or securing the Purchased Mortgage Loans (the "Mortgage Files"), except to the extent any Purchased Mortgage Loan is prepaid in full or subject to a completed foreclosure action (or non-judicial proceeding or deed in lieu of foreclosure) in which case Seller shall be the sole owner of the real property securing such foreclosed loan or shall have received the proceeds of such action to which Seller was entitled, in each case free and clear of any adverse claims or Encumbrances. A list of each mortgage loan owned by Seller as of December 31, 2005 is set forth on Schedule 4.14(a) of the Disclosure Schedules.

            (b) (i) To the Knowledge of Seller, the lien of each Purchased Mortgage Loan is subject only to "Permitted Exceptions" which consist of the following: (A) covenants, conditions, restrictions, reservations, rights, Encumbrances, easements, encroachments, and other matters affecting title acceptable to prudent mortgage lending institutions generally; and (B) rights of tenants with no options to purchase or rights of first refusal to purchase, except as disclosed in the Mortgage Files; (ii) to the Knowledge of Seller, each of the Purchased Mortgage Loans has generally been serviced in accordance with the terms of the related mortgage note and servicing agreements and otherwise in accordance with industry accepted servicing practices; and (iii) except as set forth in Section 4.14(b) of the Disclosure Schedule (which schedule specifies delinquencies greater than 30 and less than 60 days, and delinquencies of 60 days or more), there is no delinquency in the payments of principal and interest required to be made under the terms of any Purchased Mortgage Loan in excess of 30 days beyond the applicable due date that has occurred since origination or in any other payments required to be made under the terms of any Purchased Mortgage Loan (inclusive of any applicable grace or cure period).

            (c) Except as set forth in Section 4.14(c) of the Disclosure Schedule, Seller has no (i) written or, to the Knowledge of Seller, oral notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim, or right to rescission with respect to any Purchased Mortgage Loan, Mortgage Note or other related agreements, (ii) to the Knowledge of Seller, uncured monetary default in excess of 30 days or event of acceleration existing under any Purchased Mortgage Loan or the related Mortgage Note or (iii) to the Knowledge of Seller, uncured non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any Purchased Mortgage Loan or the related Mortgage Note.

            (d) Except as set forth in Section 4.14(d) of the Disclosure Schedule, Seller has, with respect to each Purchased Mortgage Loan, designated MERS as the mortgagee of record, as nominee for the Seller, in accordance with the MERS Procedures Manual.

            Section 4.15 Collateral. To the Knowledge of Seller, (i) all Collateral for the Purchased Mortgage Loans consists of one parcel or two or more contiguous parcels of real property and with respect to each Purchased Mortgage Loan other than a construction loan, a one-to-four family detached home, row house or townhouse erected thereon, or an individual unit condominium project or planned unit development, and (ii) if the Collateral is a manufactured home, an individual unit in a condominium project or planned unit development, then the lot suitable for any of the foregoing meets, and during all times relevant to the Purchased Mortgage Loan has met all applicable Mortgage Loan Regulations.

            Section 4.16 Future Advances. Except with respect to HELOC Loans and construction loans, the full principal amount of each Mortgage Note related to a Purchased Mortgage Loan has been advanced to the mortgagor, either by payment directly to such mortgagor, or by payment made on request or approval of the mortgagor, and except with respect to HELOC Loans and construction loans reflected on the Closing Date Balance Sheet, there is no obligation or requirement for future advances, and the amount of such advances reflected on the Closing Date Balance Sheet are true and correct in all material respects.

            Section 4.17 ARMs and Conversion Loans. To the Knowledge of Seller, if the Purchased Mortgage Loan documents grant the related mortgagor the right to convert the Purchased Mortgage Loan to a fixed-rate Purchased Mortgage Loan and the related mortgagor previously has exercised such right, or if the interest rate or installment or payment amount of the Mortgage Note may be adjusted in the future, then: (i) all of the terms of the Loan Documents may be enforced by the holder thereof, its successors and assigns, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether applied in a proceeding in equity or at law), (ii) any such adjustments will not, or did not, affect the priority of the lien of the related mortgage or Mortgage Note, and
(iii) all adjustments have been made (and the resulting interest rates and payment amounts are correct), and the respective mortgagors advised thereof, in accordance with the applicable Mortgage Loan Regulations.

            Section 4.18 Title Insurance. To the Knowledge of Seller, (i) each Purchased Mortgage Loan is or will be covered by either an ALTA lender's mortgage title insurance policy or EAGLE mortgage title insurance policy that is in an amount and form acceptable to the applicable Agency (if any) and Investor, with such endorsements, including endorsements regarding environmental hazards and toxic substances and regarding adjustments to the interest rate, as required by the applicable Investor, (ii) the title insurance policy has been or will be issued by a title insurer acceptable to the applicable Investor with respect to the Purchased Mortgage Loan, and insures or will insure the mortgagee, its successors and assigns, as to the lien of the Mortgage in the original principal amount of the Purchased Mortgage Loan, (iii) the mortgagee, its successors and/or assigns, is or will be the named insured and the sole insured of such mortgage title insurance policy, and (iv) such mortgage title insurance policies that have been issued are in full force and effect and no claims have been made under such mortgage title insurance policy.

            Section 4.19 Mortgage Insurance. To the Knowledge of Seller, each Purchased Mortgage Loan which is represented by Seller to have mortgage insurance or a guaranty certificate has such, and Seller and each of the Company, the Company Subsidiaries and any other originator, has complied with applicable provisions of the insurance or guaranty contract and all other applicable Mortgage Loan Regulations. To the Knowledge of Seller, except with respect to construction loans, all premiums or other charges due in connection with such insurance or guaranty have been paid, there has been no act or omission that would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Purchased Mortgage Loan.

            Section 4.20 Pipeline Applications. To the Knowledge of Seller,
Section 4.20 of the Disclosure Schedule sets forth, as of the date hereof, the name and address of each potential borrower who has submitted a Pipeline Application for review, provided that the Pipeline Application is then in force and has not resulted in a closed loan, the name of the originating loan officer, broker or correspondent responsible for taking the Pipeline Application, the name of the intended Investor, if any, the type of loan program and the rate which the Company or any of the Company Subsidiaries has committed to the related borrower, the expected loan amount, the fees the Company or Company Subsidiary expects to charge the loan officer, broker, correspondent or the borrower to close the underlying Purchased Mortgage Loan, as applicable, and, if known, the closing date, and whether the Pipeline Application has been approved by the Company or Company Subsidiary and whether it constitutes a locked Pipeline Application. To the Knowledge of Seller, except as reflected in the computer records and computer files of the Company, neither Seller, the Company nor any of the Company Subsidiaries has undertaken or agreed to any amendment, revision or modification of any

Pipeline Application and all modifications have been made in accordance with all applicable Mortgage Loan Regulations.

            Section 4.21 Investor Commitments; Forward Delivery Contracts; and Derivative Contracts. To the Knowledge of Seller, Section 4.21 of the Disclosure Schedule sets forth a complete and correct list of (i) each Investor Commitment, forward delivery contract (including the aggregate amount thereof) and derivative contract to which the Company or any of the Company Subsidiaries is a party as of the date of this Agreement, (ii) the name of each Investor and/or counterparty, (iii) the execution, performance and expiration dates of each Investor Commitment, forward delivery contract and derivative contract, (iv) the types of loans covered by such Investor Commitments, forward delivery contracts and derivative contracts, and (v) an identification of pair-off penalties, if any. Seller has made available to Purchaser complete and correct copies of all Investor Commitments, forward delivery contracts and derivative contracts in effect on such date. Each Investor Commitment, forward delivery contract and derivative contract constitutes a valid and binding obligation of the Company or the Company Subsidiary, and, to the Knowledge of Seller, all of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law).

            Section 4.22 Environmental Matters. (a) To the Knowledge of Seller, each of the Company and the Company Subsidiaries is in compliance in all material respects with all applicable Environmental Laws. Such compliance includes, but is not limited to, the possession by the Company and each of the Company Subsidiaries of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure to possess such permits or authorizations or the failure to comply would not have a Material Adverse Effect.

            (b) To the Knowledge of Seller, neither the Company nor any Company Subsidiary has received any written communication, whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company or any Company Subsidiary is not in compliance with any Environmental Laws.

            (c) To the Knowledge of Seller, there is no Environmental Claim by any Person that is pending or threatened against the Company or any Company Subsidiary.

            Section 4.23 Material Contracts. (a) Section 4.23(a) of the Disclosure Schedule sets forth all of the following types of contracts and other agreements (whether written or oral) to which the Company is a party or by or to which the Company, or its assets, properties or businesses is bound or subject (collectively, the "Material Contracts"):

            (i) contracts and other agreements with any current or former officer, director, employee, consultant, agent, other representative of the Company or with any Affiliate or Associate of the Company, other than, with respect to employees, consultants, agents and other representatives of the Company or of any Affiliate or Associate of the Company, "at-will" arrangements;

            (ii) contracts and other agreements with any labor union or association representing any employee;

            (iii) contracts and other agreements for the sale of any of its assets or properties or for the grant to any Person of any preferential rights to purchase any of its assets or properties;

            (iv) joint venture and partnership agreements;

            (v) any confidentiality or non-disclosure agreements;

            (vi) contracts containing any change of control provisions;

            (vii) mortgage loan servicing or sub-servicing agreements;

            (viii) contracts with wholesale or correspondent customers;

            (ix) contracts and other agreements not cancelable without penalty by the Company on ninety (90) or fewer days' notice calling for an aggregate purchase price or payments to or from the Company in any one year of more than $100,000;

            (x) contracts and other agreements containing covenants of the Company or any officer or employee of the Company pertaining to the right to compete or not compete in any line of business or similarly restricting its ability to conduct business with any Person or in any geographical area or covenants of any other Person not to compete with the Company in any line of business or restricting its ability to conduct business or in any geographical area;

            (xi) any other contract and other agreement made outside the ordinary course of business and involving an amount in excess of $100,000.

            True and complete copies of all of the Material Contracts have been made available to Purchaser.

            (b) Each Material Contract is in full force and effect, has not been modified or amended (except as to modifications and amendments in writing and delivered to Purchaser, as provided above) and constitutes the legal, valid and binding obligation of the Company in accordance with the terms of such agreement. To the Knowledge of Seller, each Material Contract is a legal, valid and binding obligation of the other party or parties to such Material Contract. In the past twelve months, the Company has neither given nor received a written notice of breach or default under or had any dispute with respect to any Material Contract which is pending or which has been resolved with payments in excess of $100,000.

            Section 4.24 Insurance. Section 4.24 of the Disclosure Schedule sets forth (a) a true and complete list of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by the Company or the Company Subsidiaries in force on the date hereof with respect to the business or assets of the Company or the Company Subsidiaries (other than mortgage insurance), together with a statement of the aggregate amount of claims paid out to the Company during the prior three years, and claims pending, under each such insurance policy or other arrangement through the date hereof. Seller or Seller's Affiliates have obtained, for the benefit of the Company and the Company Subsidiaries, policies of insurance of the type and in amounts adequate for the conduct of the Company's and Company Subsidiaries' business as presently conducted. All such policies are in full force and effect. Furthermore, (a) neither Seller nor any of Seller's Affiliate has received any written notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements threatened, (b) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) neither Seller nor any of Seller's Affiliate has received any notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to the Company or any Company Subsidiary in the future on substantially the same terms as now in effect and (d) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting the Company or any Company Subsidiary.

            Section 4.25 Litigation. Except as set forth in Section 4.25 of the Disclosure Schedule, there is no action, suit, inquiry, Proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending, or to the Knowledge of Seller, threatened, with respect to which the amount claimed, in any one or series of related actions, exceeds $25,000, against or involving the Company or any Company Subsidiary, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company or any Company Subsidiary pursuant to this Agreement or in connection with the Transactions. Neither the Company nor any Company Subsidiary is subject to any judgment, order or decree which may reasonably be expected to have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

            Section 4.26 Compliance with Laws; Permits. (a) Other than Mortgage Loan Regulations, which are provided for in Section 4.26(b) below, the Company and the Company Subsidiaries have complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies thereof that affect the business, properties or assets of the Company or any Company Subsidiary, except to the extent such non-compliance would not reasonably be expected to result in a Material Adverse Effect; and no written notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the Knowledge of Seller, threatened against the Company or any Company Subsidiary alleging any violation of any of the foregoing.

            (b) To the Knowledge of Seller, Seller, the Company and the Company Subsidiaries have complied in a timely manner and in all material respects with all Mortgage Loan Regulations.

            (c) To the Knowledge of Seller, no written notice, charge, claim, action or assertion has been received by Seller, the Company or any Company Subsidiary or has been filed, commenced or, to the Knowledge of Seller, threatened against Seller, the Company or any Company Subsidiary, in each case from any Governmental Entity or other Person with standing to make such notice, charge, claim, action or assertion, alleging any violation of any of the foregoing.

            (d) The Company and each Company Subsidiary has in effect, has obtained and will continue to obtain and renew, all Permits necessary to conduct its business as it is presently being conducted in accordance with the ordinances, rules, requirements and regulations of any Governmental Entity having jurisdiction over its properties or activities, and there has occurred no default under any such Permit except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

            Section 4.27 Employee Benefit Plans. (a) Section 4.27(a) of the Disclosure Schedule contains a true and complete list of all Company Plans. Other than as required by law, neither the Company, nor any Company Subsidiary nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Company Plan that would affect any employee or former employee of the Company or any Company Subsidiary.

            (b) The Company has heretofore delivered to Purchaser a true and complete copy of each Company Plan and for each Company Plan (i) any amendments thereto, (ii) each agreement creating or modifying any related trust or other funding vehicle, (iii) the two most recent annual reports, if any required by ERISA, (iv) the most recent summary plan description and the most recent summary of material modifications, if any, required under ERISA and (v) the most recent determination letter received from the Internal Revenue Service with respect to each Company Plan intended to qualify under Section 401 of the Code.

            (c) Neither the Company nor any ERISA Affiliate presently sponsors, maintains, contributes to, nor is the Company or any ERISA Affiliate required to contribute to, nor has the Company or any ERISA Affiliate ever sponsored, maintained, contributed to, or been required to contribute to, a Title IV Plan.

            (d) Neither the Company or any Company Subsidiary, nor to the Knowledge of Seller, any Company Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Company Subsidiary, any Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust could be subject to either a civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

            (e) Each Company Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

            (f) Each Company Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Company Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

            (g) The type or level of benefits payable with respect to any active participant, retired participant or beneficiary under any Company Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA ("Welfare Benefit Plan") may be unilaterally amended or terminated at any time, and other than as required under so-called "COBRA" health coverage continuation provisions of applicable law, no Welfare Benefit Plan provides any coverage with respect to any former employee of the Company or an ERISA Affiliate.

            (h) No amounts payable under the Company Plans will fail to be deductible for Federal Income Tax purposes by virtue of Section 280G of the Code.

            (i) The consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee, director or officer of the Company or any ERISA Affiliate to severance pay or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director or officer.

            (j) Except for routine claims for benefits, there are no pending, or to the Knowledge of Seller, threatened claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan, or otherwise involving any such Company Plan.

            (k) Neither the Company nor any ERISA Affiliate has any, and, to the Knowledge of Seller, no facts exist that could result in, liability that is either directly or indirectly attributable to the misclassification of employees as independent contractors or the reclassification of purported independent contractors as common-law employees.

            (l) All premiums or contributions to, and payments from, the Company Plans which are required to have been made by the Company or any of its ERISA Affiliates, in accordance with the Company Plans, have been timely made or accrued. Schedule 4.27(l) of the Disclosure Schedule sets forth or describes the amount of any contribution to be made to each Company Plan which are accrued but not yet due prior to the Company Closing Date.

            (m) Neither the Company nor, to the Knowledge of Seller, any employee, agent or representative thereof, has taken any action or made any commitment to modify any Company Plan in a manner which would materially increase cost of such Company Plan to the Company or any of its ERISA Affiliates, except as required by law or the plan documents or except as permitted under Section 6.1(d) or otherwise under this Agreement.

            (n) No Welfare Benefit Plan, other than a cafeteria plan or flexible spending account plan described under Section 105, 125 or 129 of the Code or a change of control or severance agreement, plan or arrangement, provides benefits or payments other than through policies or contracts of insurance issued by a duly licensed insurance company.

            Section 4.28 Tax Matters. (a)(i) Each member of the WMCI Tax Group has filed or caused to be filed, and with respect to Tax Returns due between the date of this Agreement and the Closing Date will timely file (including any applicable extensions), all material Tax Returns required to be filed by the Code or by applicable state, local or foreign Tax laws, and all such Tax Returns are, or in the case of such Tax Returns not yet filed, will be, true, complete and correct in all material respects, and (ii) all material amounts of Taxes owed by each member of the WMCI Tax Group (whether or not reflected on any Tax Returns referred to in clause (i) above) attributable to a Pre-Closing Tax Period have been, or, in the case of Taxes the due date for payment of which is between the date of this Agreement and the Closing Date, will be, timely paid in full.

            (b) The most recent audited financial statements for the members of the WMCI Tax Group reflect an adequate reserve, established in accordance with GAAP, for all Tax liabilities of such members for all taxable periods and portions thereof through the date of such financial statements, and, in the case of Taxes owed as of the date hereof, an adequate reserve is (and until the Closing Date will continue to be) reflected in the accruals for Taxes payable on the Balance Sheet, other than accruals established to reflect timing differences and accruals reflected only in the notes thereto.

            (c) Neither the Company nor any Company Subsidiary has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise.

            (d) At all times since July 1, 1995, WMCI (or any predecessor thereof) has timely and validly elected (and each WMCI shareholder required to consent has validly and timely consented to WMCI's election) to (i) qualify for Federal Income Tax purposes as an "S Corporation" within the meaning of Sections 1361 and 1362 of the Code, which election will remain in effect through the Company Closing Date, and (ii) be treated in a comparable fashion under the Tax laws of each jurisdiction listed on Schedule 4.28 of the Disclosure Schedule, which election will remain in effect through the Company Closing Date.

            (e) At all times since January 1, 1997, each Subsidiary of WMCI (including, without limitation) the Company and the Company Subsidiaries has been, and will be through the Company Closing Date, treated (i) for Federal Income Tax purposes as an S Corporation within the meaning of Sections 1361 and 1362 of the Code or a qualified subchapter S subsidiary ("QSub") within the meaning of Section 1361(b)(3)(B) of the Code, and (ii) in a comparable fashion under the Tax laws of each jurisdiction listed on Schedule 4.28 of the Disclosure Schedule.

            (f) At no time since July 1, 1995 has a nonresident alien (as defined in Section 7701(b)(1)(B) of the Code) been a shareholder of any member of the WMCI Tax Group (or any predecessor of any such member).

            (g) Schedule 4.28 of the Disclosure Schedule lists with respect to each jurisdiction in which the Company or any Company Subsidiary is required to file an Income Tax Return whether the Company or such Company Subsidiary, as the case may be, is treated under the laws of such jurisdiction (i) as a separate taxable entity or (ii) in a comparable fashion to the Federal Income Tax treatment of the Company or such Company Subsidiary as an S Corporation within the meaning of Sections 1361 and 1362 of the Code or a QSub within the meaning of Section 1361(b)(3)(B) of the Code, as the case may be.

            (h) Schedule 4.28 of the Disclosure Schedule lists (i) the approximate amount of any net unrealized built in gain ("NUBIG"), as such term is defined in Section 1374(d) of the Code, of each member of the WMCI Tax Group, and (ii) all transactions in which a member of the WMCI Tax Group recognized a material amount of NUBIG in connection with the disposition of any assets that are of a type described in Section 1374(d)(8) of the Code in a taxable period with respect to which the statute of limitations has not yet expired.

            (i) No member of the WMCI Tax Group is or has been subject to Federal Income Tax in any taxable period by virtue of the application of the passive investment income rules under Section 1375 of the Code.

            (j) Seller has provided Purchaser access to all work papers in its possession or, to the Knowledge of Seller, in the possession of any other member of the WMCI Tax Group or, in its capacity as outside auditor of WMCI, Ernst & Young LLP, in each case, to the extent such work papers address the qualification of WMCI as an S corporation within the meaning of Sections 1361 and 1362 of the Code or the qualification of any of its Subsidiaries as a QSub within the meaning of Section 1361(b)(3)(B) of the Code.

            (k) There are no liens for a material amount of Taxes (other than liens for Taxes which are not yet due and payable) with respect to any of the assets or properties of any member of the WMCI Tax Group.

            (l) Section 4.28 of the Disclosure Schedule (i) lists each state, local, county, municipal or foreign jurisdiction in which Seller (to the extent related to the

Purchased Assets) or the Company or any Company Subsidiary, as the case may be, files, or is or has been required to file, a material Tax Return or is or has been liable for a material amount of Tax on a "nexus" basis at any time for a taxable period for which the relevant statutes of limitation have not expired, and (ii) indicates which of the Tax Returns described in clause (i) above have been audited and which currently are the subject of audit. None of Seller (to the extent related to the Purchased Assets) or the Company or any Company Subsidiary, as the case may be, has received any written notice indicating an intent to open an audit or otherwise review any Tax Return described in Schedule
4.28 of the Disclosure Schedule.

            (m) Each deficiency resulting from any audit or examination by any Taxing Authority with respect to Taxes owed by any member of the WMCI Tax Group has been timely paid. No issues with respect to Taxes of Seller (to the extent related to the Purchased Assets) or the Company or any Company Subsidiary, as the case may be, were raised by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The relevant statute of limitations is closed with respect to the Federal, foreign and material state and local Tax Returns of each member of the WMCI Tax Group for all years through 2001. WMCI has made available to Purchaser documents setting forth the dates of the most recent audits or examinations of each member of the WMCI Tax Group by any Taxing Authority in respect of Federal, foreign and material state and local Taxes for all taxable periods for which the statute of limitations has not yet expired.

            (n) No member of the WMCI Tax Group is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including, without limitation, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

            (o) No member of the WMCI Tax Group will be required to include in a taxable period ending after the Closing Date any taxable income attributable to income that accrued, but was not recognized, in a Pre-Closing Tax Period (or the portion of a Straddle Period allocable to the Pre-Closing Tax Period).

            (p) Neither the Company nor any Company Subsidiary has any, and none of the Purchased Assets represent, (i) property that is "tax exempt use property" within the meaning of Section 168(h) of the Code, or (ii) assets that are subject to a lease under Section 7701(h) of the Code or under any predecessor section thereof.

            (q) Neither the Company nor any Company Subsidiary is a party to, and none of the Purchased Assets represent, a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

            (r) There are no outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation applicable to any material Tax Returns required to be filed with respect to any member of the WMCI Tax Group, and no member of the WMCI Tax Group has requested any extension of time within which to file any Tax Return, which return has not yet been filed. No power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of any member of the WMCI Tax Group.

            (s) Each member of the WMCI Tax Group has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign laws), and has, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all material amounts required to be so withheld and paid over under such laws.

            (t) WMCI has made available to Purchaser for inspection (i) complete and correct copies of all material Tax Returns of Seller (to the extent related specifically to the Purchased Assets) or the Company or any Company Subsidiary, as the case may be, for all taxable periods for which the applicable statute of limitations has not yet expired, and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents, submitted by, received by, agreed to by or on behalf of or otherwise relating to Seller (to the extent related to the Purchased Assets) or the Company or any Company Subsidiary, as the case may be, with respect to a taxable period for which the statute of limitations has not yet expired.

            (u) Section 4.28 of the Disclosure Schedule sets forth each jurisdiction in which any member of the WMCI Tax Group joins, has joined or is or has been required to join for any open taxable period in the filing of any consolidated, combined or unitary Tax Return. Each member joining in any such consolidated, combined or unitary Tax Return is a member of the WMCI Tax Group.

            (v) No member of the WMCI Tax Group has been a party to any distribution occurring during the last three (3) years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied.

            (w) No member of the WMCI Tax Group is a party to any "listed transaction" as defined in Treasury Regulation Section 1.6011-4(b)(2).

            (x) To the Knowledge of Seller, the Federal Income Tax Returns of each member of the WMCI Tax Group have disclosed any Tax positions that, if not disclosed, could give rise to a material amount of penalties under Section 6662 of the Code for which any member of the WMCI Tax Group would be liable.

            (y) No member of the WMCI Tax Group has received notice of any claim by a Taxing Authority in a jurisdiction where a member of the WMCI Tax Group does not file Tax Returns that such member is or may be subject to taxation by such jurisdiction.

            (z) WMCI is not a "foreign person" within the meaning of Section 1445 of the Code.

            (aa) WMCI has not been, at any time during the applicable time period set forth in Section 897(c)(1) of the Code, a United States real property holding company within the meaning of Section 897(c)(2) of the Code.

            (bb) No member of the WMCI Tax Group will recognize a material amount of income or gain (whether or not deferred) with respect to the Asset Transfers.

            Section 4.29 Intellectual Property. (a) Section 4.29(a) of the Disclosure Schedule sets forth a true and complete list of all Intellectual Property, Computer Software and Internet domain names used or held for use in connection with the business of the Company or any Company Subsidiary, together with all Licenses related to the foregoing, whether the Company or any Company Subsidiary is the licensee or licensor thereunder.

            (b) The Company or the Company Subsidiaries own and possess or have the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Company Intellectual Property used by it or held for use by it in connection with its business, free and clear of all Encumbrances.

            (c) To the Knowledge of Seller, all Intellectual Property registrations and applications owned by the Company or any Company Subsidiary and used in and are material to the conduct of the businesses of the Company or the Company Subsidiaries as currently conducted (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no patent, registration or application therefor is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any Governmental Entity in any jurisdiction.

            (d) To the Knowledge of Seller, there are no conflicts with or infringements of any Company Intellectual Property by any third party's Intellectual Property and the conduct of the businesses of the Company and the Company Subsidiaries as currently conducted does not conflict with or infringe in any way on any proprietary right of any third party. There is no claim, suit, action or proceeding pending or, to the Knowledge of Seller, threatened against the Company or any Company Subsidiary (i) alleging any such conflict or infringement with any third party's proprietary rights or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property.

            (e) The Computer Software used by the Company or any Company Subsidiary in the conduct of their businesses was either (i) developed by employees of the Company or such Company Subsidiary within the scope of their employment, (ii) developed on behalf of the Company or any Company Subsidiary by a third party, and all ownership rights therein have been assigned or otherwise transferred to or vested in the Company or such Company Subsidiary, as the case may be, pursuant to written agreements or (iii) licensed or acquired from a third party pursuant to a written license, assignment, or other contract that is in full force and effect and of which neither the Company nor any Company Subsidiary is in material breach.

            (f) All consents, filings, and authorizations by or with Governmental Entities or third parties necessary with respect to the consummation of the Transactions, as they may affect the Company Intellectual Property, have been obtained.

            (g) Neither the Company nor any Company Subsidiary has entered into any consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any Person relating to the Company Intellectual Property or, to the Knowledge of Seller, any Intellectual Property licensed by the Company or any Company Subsidiary, or the Intellectual Property of any third party, except as contained in any license agreements listed in the Disclosure Schedule.

            (h) Neither the Company nor any Company Subsidiary is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in material breach of any license, sublicense or other agreement relating to the Company Intellectual Property.

            Section 4.30 Labor Matters. (a) There is no labor strike, dispute, corporate campaign, slowdown, stoppage or lockout actually pending, or to the Knowledge of Seller, threatened against or affecting the Company or any Company Subsidiary and during the past five years there has not been any such action.

            (b) Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization or employee association applicable to employees of the Company or any Company Subsidiary.

            (c) No labor union has been certified by the National Labor Relations Board as bargaining agent for any of the employees of the Company or any Company Subsidiary; no notice has been received by the Company or any Company Subsidiary from any labor union stating that it has been designated as the bargaining agent for any of said employees; and to the Knowledge of Seller, no petition has been filed by any labor union requesting an election to determine whether or not it is the exclusive bargaining agent for any of said employees.

            (d) None of the employees of the Company or any Company Subsidiary is represented by any labor organization and, to the Knowledge of Seller, there have been no union organizing activities among the employees of the Company or any Company Subsidiary within the past five years.

            (e) A true and complete copy of each material, written personnel policy applicable to employees of the Company or any Company Subsidiary has been made available to Purchaser.

            (f) To the Knowledge of Seller, each of the Company and each of the Company Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices, as defined in the National Labor Relations Act or other applicable laws.

            (g) To the Knowledge of Seller, there is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board or any similar state or foreign agency.

            (h) To the Knowledge of Seller, there is no presently pending grievance arising out of any collective bargaining agreement or other grievance procedure.

            (i) To the Knowledge of Seller, no charge with respect to or relating to the Company or any Company Subsidiary is pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices.

            (j) Neither the Company nor any Company Subsidiary has received written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any Company Subsidiary, and, to the Knowledge of Seller, no such investigation is in progress.

            (k) To the Knowledge of Seller, there are no complaints, lawsuits or other proceedings pending or threatened in any forum by or on behalf of any present or former employee of the Company or any Company Subsidiary, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

            (l) Other than as contemplated hereby, since the enactment of the WARN Act, (i) neither the Company nor any Company Subsidiary has effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Company Subsidiary, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Company Subsidiary and (iii) neither the Company nor any Company Subsidiary has engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Law or regulation. None of the Company's or any Company Subsidiary' employees has suffered an "employment loss" (as defined in the WARN Act) during the six-month period prior to the Company Closing Date.

            (m) Section 4.30(m) of the Disclosure Schedule sets forth a list of all loan officers of the Company (i) that have left employment with the Company during the past six months, or (ii) that have given written notice to the Company, Seller, or any of their respective Affiliates of intention to leave employment within the past 60 days.

            Section 4.31 Intercompany Indebtedness.(a) Schedule 4.31 sets forth the outstanding Indebtedness owed by the Company or any Company Subsidiary to Seller or any of its Affiliates (other than the Company or any Company Subsidiary) as of the date hereof. As of the Company Closing there will be no outstanding Indebtedness or other obligation owed by the Company or any Company Subsidiary to Seller or any of its Affiliates (other than the Company or any Company Subsidiary).

            Section 4.32 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions except for Bear, Stearns & Co. Inc. ("Bear Stearns").

            Section 4.33 Full Disclosure. Schedule 4.33 of the Disclosure Schedule sets forth, to the Knowledge of Seller (i) any instances of systemic failures of processes related to underwriting, credit or compliance and affecting a substantial number of mortgage loans, or (ii) any "suspicious activity," within the meaning of the regulations of the Office of Thrift Supervision, by vendors, service providers, borrowers, Seller, the Company or any Company Subsidiary or any director, officer, employee or agent of Seller, the Company or any Company Subsidiary in connection with the origination, insuring, purchase, sale or pooling of mortgage loans, in each case within the prior two years.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser represents and warrants to the Company that:

            Section 5.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of New York and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on Purchaser's ability to consummate the Transactions.

            Section 5.2 Authorization; Validity of Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions and to perform its obligations hereunder. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by the Board of Directors of Purchaser, and no other corporate action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation of the Transactions. No vote of, or consent by, the holders of any class or series of stock or Voting Debt issued by Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by Purchaser, and, assuming due and valid authorization, execution and delivery hereof by the Company and Seller, is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            Section 5.3 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, none of the execution, delivery or performance of this Agreement by Purchaser, the consummation by Purchaser of the Transactions or compliance by Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Purchaser, (ii) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (iii) require any filing with, or permit, authorization, consent or approval of, any Government Entity or other Person (including consents from parties to loans, contracts, leases and other material agreements to which Purchaser is a party) or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv), such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Purchaser's ability to consummate the Transactions or which arise from the regulatory status of the Company or the Company Subsidiaries.

            Section 5.4 Brokers or Finders. Neither Purchaser nor any of its Subsidiaries or its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions.

            Section 5.5 No Registration. Purchaser acknowledges that the Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws; and
(ii) unless the Shares are so registered, they may not be offered, sold, pledged or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, pursuant to an exemption from registration under the Securities Act and any other applicable securities laws or in a transaction not subject to these laws. The Company has advised Purchaser and Purchaser acknowledges that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act, based, in part, upon the representations, warranties and agreements of Purchaser contained in this Agreement.

            Section 5.6 Investment Intent. Purchaser is acquiring the Shares for its own account, with the intention of holding the shares for investment purposes only and without any intention of participating directly or indirectly in any redistribution or resale of any portion of the Shares in violation of the Securities Act or any applicable law.

            Section 5.7 Knowledge, Skill and Experience. Purchaser understands that the purchase of the Shares involves substantial risks. Purchaser has the knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an investment in the Shares. Purchaser confirms that it is able (i) to bear the economic risk of an investment in the Shares, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of the investment in the Shares; provided, however, that nothing contained in this Section 5.7 shall be deemed to limit, in any way, Seller's indemnification obligations pursuant to Section 10.2.

            Section 5.8 Absence of Litigation. There are no actions, suits, Proceedings, investigations or grievances pending or threatened against Purchaser, (i) challenging the validity or propriety of any of the transactions contemplated by this Agreement; or (ii) which could adversely affect the ability of Purchaser to perform its obligations under this Agreement.

            Section 5.9 Access to Funds. Purchaser has access to all funds necessary to consummate the Transactions and pay the Purchase Price.

            Section 5.10 Condition of the Business. Notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledges that none of Seller, the Company or WMCI is making any representations or warranties, express or implied, beyond those expressly given by Seller in Article IV. Except with respect to fraud in connection with this Agreement, any claims Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties of Seller set forth in Article IV. Purchaser further acknowledges that, except as set forth in Article IV, none of Seller, the Company, WMCI, nor any of their respective Affiliates nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Seller, the Company, WMCI, or the transactions contemplated by this Agreement not expressly set forth in this Agreement, and none of Seller, WMCI, the Company, any of their respective Affiliates or any other Person will have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser or its representatives or Purchaser's use of, any such information, including any confidential memoranda distributed on behalf of the Company relating to the Company or other publications or data room information or financial projections provided to Purchaser or its representatives, or any other document or information in any form provided to Purchaser or its representatives in connection with the sale of the Shares and the Purchased Assets and the transactions contemplated hereby. Purchaser acknowledges that any projections provided to it or its representatives are subjective in many respects and reflect numerous estimates and assumptions with respect to the Company's business, industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond the control of the Company, Seller and WMCI. Purchaser acknowledges that the information on Schedule 1.1 is neither an admission by Seller or the Company nor does it represent any opinion, view or comment by Purchaser as to the accuracy of the representations set forth in Section 4.7. Rather, the sole purpose of
Schedule 1.1 is to help facilitate the determination of the Purchase Price.

            Section 5.11 No Agency Approvals; Licenses. Purchaser acknowledges that neither the Company nor any Company Subsidiary, have now, nor will they have as of the Company Closing, any Agency approvals or licenses that would be necessary to operate the business of the Company and the Company Subsidiaries immediately after the Company Closing in the same manner as conducted prior to the Company Closing.

                                   ARTICLE VI

                                    COVENANTS

            Section 6.1 Interim Operations of the Company. Seller shall use all commercially reasonable efforts to cause that, and the Company covenants and agrees that, after the date hereof and prior to the Company Closing Date (unless another date is specified), except (i) as expressly provided in this Agreement (including, without limitation, as expressly contemplated by the Asset Transfers), (ii) as set forth in the Disclosure Schedule, or (iii) as may be agreed in writing by Purchaser:

            (a) the business of the Company and the Company Subsidiaries shall be conducted in the same manner as heretofore conducted and only in the ordinary course, and Seller and the Company shall use all commercially reasonable efforts to (i) preserve the business organization of the Company and the Company Subsidiaries intact, (ii) keep available the services of the current officers and employees of the Company (other than as contemplated by Section 6.8(a) and provided that commercially reasonable efforts shall not require Seller to offer any officers or employees any particular salary, bonus or other form of remuneration), and (iii) maintain the existing relations with customers, creditors, business partners and others having business dealings with the Company or the Company Subsidiaries.

            (b) neither the Company nor any Company Subsidiary shall: (i) amend its certificate of incorporation or by-laws or similar organizational documents,
(ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld;
(iv) split, combine or reclassify any shares of any class or series of its stock; or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

            (c) neither the Company nor any Company Subsidiary shall organize any new Subsidiary or acquire any capital stock or other equity securities, or equity or ownership interest in the business, of any other Person;

            (d) neither the Company nor any Company Subsidiary shall modify, amend or terminate any of its Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

            (e) neither the Company nor any of the Company Subsidiaries shall, except in the ordinary course of business and consistent with past practice: (i) incur or assume any Indebtedness; (ii) pay, repay, discharge, purchase, repurchase or satisfy any Indebtedness issued or guaranteed by the Company or any Company Subsidiary, except as required by the terms thereof; (iii) modify the terms of any Indebtedness or other liability; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (v) enter into any material commitment or transaction (including any capital expenditure or purchase, sale or lease of assets or real estate); (vi) write down the value of any inventory or write off as uncollectible any notes or accounts receivable, or (vii) dispose of or permit to lapse any rights to any Intellectual Property;

            (f) neither the Company nor any Company Subsidiary shall lease, license, mortgage, pledge or encumber any assets other than in the ordinary and usual course of business and consistent with past practice or transfer, sell or dispose of any assets (other than mortgage loans, which are provided for in clause (g) below) other than in the ordinary and usual course of business and consistent with past practice;

            (g) prior to the Loan Closing Date, neither Seller, the Company nor any Company Subsidiary shall transfer, sell or dispose of any mortgage loans listed in the accounts set forth in the September 30 Pro Forma Balance Sheet and November 30 Pro Forma Balance Sheet, except for mortgage loans sold to Bear Stearns in the ordinary course of business consistent with past practice as to type and volume.

            (h) neither the Company nor any Company Subsidiary shall: (i) make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in the ordinary course of business of wages payable to employees who are not officers or directors or Affiliates of the Company) or to Persons providing management services, or (ii) enter into or amend any employment, severance, consulting, termination or other agreement with, or employee benefit plan for, or make any loan or advance to, any of its officers, directors, employees, Affiliates, agents or consultants or
(iii) make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

            (i) neither the Company nor any Company Subsidiary shall with respect to any Continuing Employee (or with respect to any Non-Continuing Employee to the extent not accrued on the Closing Date Balance Sheet) (i) except as required pursuant to existing written, binding agreements in effect prior to the date hereof or as otherwise required by law, (A) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officer, director, employee or Affiliate of any amount relating to unused vacation days, (B) pay or accrue any salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, or (C) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing, or (ii) without the written consent of Purchaser, accelerate benefits or payments under any Company Plan or adopt any benefit compensation or other employment related arrangement; provided, however, that no provision in this
Section 6.1(i) shall prohibit Seller from taking any action with respect to Non-Continuing Employees to the extent such action does not result in any Loss or liability to the Company or otherwise adversely affect the ability of the Company to perform its obligations under this Agreement or the Services Agreement.

            (j) neither the Company nor any Company Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Purchaser;

            (k) neither the Company nor any of the Company Subsidiaries shall enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business and consistent with past practice;

            (l) neither the Company nor any Company Subsidiary shall pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements or incurred since the Balance Sheet Date in the ordinary course of business;

            (m) neither the Company nor any of the Company Subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

            (n) no member of the WMCI Tax Group shall (i) revoke or change such member's status for Federal Income Tax purposes as an S corporation within the meaning of Sections 1361 and 1362 of the Code or a QSub within the meaning of
Section 1361(b)(3)(B) of the Code, as the case may be, or such member's status as an S corporation or a QSub under comparable provisions of state or local Tax law; (ii) make, revoke or change any material Tax election or method of Tax accounting; (iii) file any amended Tax Return; (iv) enter into any closing agreement with respect to a material amount of Taxes; (v) settle or compromise any liability with respect to a material amount of Taxes or (vi) consent to any claim or assessment relating to a material amount of Taxes or any waiver of the statute of limitations for any claim or assessment of Taxes; and

            (o) neither the Company nor any of the Company Subsidiaries shall enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing.

            As used in this Section 6.1, the Company shall refer to the Company, together with all of its employees, assets, properties, interests and liabilities, after giving effect to the Asset Transfers.

            Section 6.2 Access; Confidentiality; Preservation of Records. (a) Between the date of this Agreement and the Company Closing, the Company shall
(i) afford Purchaser and its authorized representatives access to Continuing Employees for purposes of negotiating employment arrangements to be effective as of the Company Closing Date, provided that any such employment contract which is executed will be in substantial conformity with the form of contract delivered by Purchaser to Seller prior to the date hereof, (ii) afford Purchaser and its authorized representatives reasonable access to all books, records, offices and other facilities of the Company and each Company Subsidiary, (iii) permit Purchaser to make such inspections and to make copies of such books and records as it may reasonably require and (iv) furnish Purchaser with such financial and operating data and other information as Purchaser may from time to time reasonably request. Purchaser and its authorized representatives shall conduct all such inspections during normal business hours and in a manner that will minimize disruptions to the business and operations of the Company and the Company Subsidiaries. Notwithstanding anything to the contrary contained herein, neither Seller nor the Company is required to furnish to Purchaser communications of Seller's and the Company's legal counsel regarding their rights and obligations under this Agreement or the Transactions, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product.

            (b) The provisions of the Confidentiality Agreement shall remain binding and in full force and effect and shall survive the Company Closing, except that the Confidentiality Agreement shall not apply to any documents prepared in connection with or proceeding before or filed with, or other disclosure made to, a court, arbitration tribunal or mediation service in order to enforce Purchaser's, Seller's or the Company's rights arising in connection with the termination of this Agreement pursuant to Section 9.2. The information contained herein, in the Disclosure Schedule or delivered to Purchaser or its authorized representatives pursuant hereto shall be subject to the Confidentiality Agreement as Evaluation Material (as defined and subject to the exceptions contained therein) and, for that purpose and to that extent, the terms of the Confidentiality Agreement are incorporated herein by reference. All obligations of Purchaser under the Confidentiality Agreement with respect to any Evaluation Material relating to Seller or any Affiliate of Seller (other than the Company or any Company Subsidiary) shall remain binding and in full force and effect following the Company Closing. Except as otherwise provided herein, Seller shall, and shall cause the Company, each Company Subsidiary and their consultants, advisors and representatives to, treat after the date hereof as strictly confidential (unless compelled to disclose by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law) the terms of this Agreement and all nonpublic, confidential or proprietary information concerning Purchaser, the Company and each Company Subsidiary, and Seller shall not, and shall cause the Company, each Company Subsidiary and their consultants, advisors and representatives not to use such information to the detriment of the Company, any Company Subsidiary or Purchaser.

            (c) Seller shall, subject to the other provisions of this Section 6.2(c), retain all Loan Documents and other books, records and data relating to the mortgage banking business of Seller, the Company and their respective Affiliates, to the extent not previously transferred to Purchaser pursuant to
Section 3.2 (the "Preserved Records") for a period of ten years from the Warehouse Closing Date. Seller shall, at the request of Purchaser, either (i) furnish to Purchaser any or all of such Preserved Records or (ii) permit Purchaser during normal business hours to examine, inspect and, at Purchaser's expense, copy all such Preserved Records. Seller shall have the right, at any time, to destroy or otherwise dispose of any of such Preserved Records, upon not less than 90 days' prior written notice to Purchaser, and Purchaser shall be given the opportunity, at its cost and expense, to remove and retain all or any portion of such Preserved Records as it may elect.

            Section 6.3 Efforts and Actions to Cause Closing to Occur. (a) Prior to each Closing, upon the terms and subject to the conditions of this Agreement, Purchaser, Seller and the Company shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate each Closing and the other Transactions as promptly as practicable including, but not limited to the preparation and filing of all forms, registrations and notices required to be filed to consummate each Closing and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents (including, without limitation, consents from parties to loans, contracts, leases or other agreements containing any change of control provisions), orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity. In addition, no party hereto shall knowingly take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity or other Person required to be obtained prior to each Closing, except to the extent such action is required by law, rule or regulation or compelled by a Government Entity.

            (b) Prior to each Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly provide the other parties with copies of any communication received by such party from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of Permits are required as a result of the execution of this Agreement or consummation of any of the Transactions, Seller and the Company shall use their commercially reasonable efforts to effect such transfers, amendments or modifications.

            (c) Neither the Company nor any of the Company Subsidiaries shall knowingly take, or agree to or commit to take, any action that is reasonably likely to result in any of the conditions to the Closings set forth in Article VII not being satisfied, or is reasonably likely to make any representation or warranty of the Company contained herein inaccurate or that would materially impair the ability of Seller, the Company or Purchaser to consummate the Closings in accordance with the terms hereof or materially delay such consummation. Purchaser shall not knowingly take, or agree to or commit to take, any action that is reasonably likely to result in any of the conditions to the Closings set forth in Article VII not being satisfied, or is reasonably likely to make any representation or warranty of Purchaser contained herein inaccurate or that would materially impair the ability of Purchaser, Seller or the Company to consummate the Closings in accordance with the terms hereof or materially delay such consummation.

            Section 6.4 Notification of Certain Matters. (a) From time to time prior to the Closings, the Company shall promptly supplement or amend the Disclosure Schedule with respect to any matter arising after the delivery thereof pursuant hereto that, if existing at, or occurring on, the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. No supplement to or amendment of the Disclosure Schedule made after the execution hereof by Purchaser pursuant to this section or otherwise shall be deemed to cure any breach of any representation or warranty made pursuant to this Agreement.

            (b) Each party hereto shall promptly give notice to the other parties after becoming aware of (i) any fact that would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the applicable Closing Date or (B) any condition set forth in Article VII to be unsatisfied in any material respect at any time from the date hereof to the applicable Closing Date and (ii) any material failure of any party or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that (x) the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and (y) the failure to give such notice shall not be required from and after the time the party to whom such notice is to be given has actual knowledge of the information required to be included in such notice.

            Section 6.5 No Solicitation of Competing Transaction. From and after the date hereof until the termination of this Agreement neither Seller, the Company nor any Company Subsidiary or Affiliate of the Company shall (and the Company shall cause the officers, directors, employees, representatives and agents of the Company, each Company Subsidiary and each Affiliate of the Company, including investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information to, any Person or group (other than Purchaser, any of its Affiliates or representatives) concerning any Acquisition Proposal. None of Seller, the Company or any Company Subsidiary shall enter into any agreement with respect to any Acquisition Proposal. Upon execution of this Agreement, Seller and the Company shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company or Seller shall promptly notify Purchaser of the existence of any proposal or inquiry received by the Company or Seller, and the Company or Seller shall immediately communicate to Purchaser the terms of any proposal or inquiry which any of them may receive (and shall immediately provide to Purchaser copies of any written materials received by the Company or Seller in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry.

            Section 6.6 Non-Solicit.

            (a) Seller agrees that it and its Affiliates will not, for a period of three years after the Company Closing Date, employ or seek to employ (not including a general solicitation of employment not specifically directed towards any Continuing Employee) any Continuing Employee; provided, however, that the foregoing provision will not prevent Seller or it Affiliates from employing any such person who (i) has been involuntarily terminated by Purchaser, the Company or any Company Subsidiary, as the case may be, and who has not been employed by Purchaser, the Company or any Company Subsidiaries, as the case may be, within the last six months and contacts Seller or its Affiliates on his or her own initiative without any direct or indirect solicitation by, or encouragement from, Seller or its Affiliates during such six-month period; or (ii) has voluntarily left employment with Purchaser, the Company or any Company Subsidiary, as the case may be, and who has not been employed by Purchaser, the Company or any Company Subsidiaries, as the case may be, within the last twelve months and contacts

Seller or its Affiliates on his or her own initiative without any direct or indirect solicitation by, or encouragement from Seller or its Affiliates during such twelve-month period.

            (b) For the period beginning on the date hereof and ending on the earlier of (i) one year following the date hereof, and (ii) the Company Closing Date, Purchaser shall not employ any employee of Seller, the Company or any Company Subsidiary ("Seller Employee"); provided, however, that the foregoing provision will not prevent Purchaser or it Affiliates from employing any such person who (i) has been involuntarily terminated by Seller, the Company or any Company Subsidiary, as the case may be, and who has not been employed by Seller, the Company or any Company Subsidiaries, as the case may be, within the last six months and contacts Purchaser or its Affiliates on his or her own initiative without any direct or indirect solicitation by, or encouragement from, Purchaser or its Affiliates during such six-month period; or (ii) has voluntarily left employment with Seller, the Company or any Company Subsidiary, as the case may be, and who has not been employed by Seller, the Company or any Company Subsidiaries, as the case may be, within the last twelve months and contacts Purchsaer or its Affiliates on his or her own initiative without any direct or indirect solicitation by, or encouragement from Purchaser or its Affiliates during such twelve-month period.

            Section 6.7 Subsequent Actions. If at any time after the applicable Closing and prior to the termination of the escrow under the Escrow Agreement, Purchaser will determine or be advised by counsel that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm ownership (of record or otherwise) in Purchaser, its right, title or interest in, to or under any or all of the Shares or the Purchased Assets, (ii) to vest, perfect or confirm ownership (of record or otherwise) in the Company and each Company Subsidiary, any of its rights, properties or assets or (iii) otherwise to carryout this Agreement, Seller shall execute and deliver all deeds, bills of sale, instruments of conveyance, powers of attorney, assignments and assurances and take and do all such other actions and things as may be requested by Purchaser in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Purchaser or the Company or any Company Subsidiary or otherwise to carry out this Agreement. All of Seller's reasonable costs and expenses incurred in connection with any such request shall be paid from the Escrow Account and, thereafter, shall be paid by Purchaser, in either case, as promptly as practicable following the incurrence of such costs and expenses.

            Section 6.8 Employee Matters.

            (a) Within two Business Days of the date hereof, Purchaser shall deliver to Seller a list of those employees of the Company, any Company Subsidiary or employees of Seller whose job is spent predominately in the loan origination business who Purchaser intends to continue to employ immediately following the Company Closing Date (the "Continuing Employees"), which list may be updated from time to time prior to the Company Closing by Purchaser to add Continuing Employees. All employees of the Company or any Company Subsidiary other than the Continuing

Employees (as such, the "Non-Continuing Employees") shall become employees of Seller prior to the Company Closing, and Seller or its affiliates shall be responsible for all obligations and bear all liability under the WARN Act for such Non-Continuing Employees. In the event Purchaser terminates any Continuing Employees after the Company Closing Date, Purchaser will be responsible for any obligations under the WARN Act in connection with such terminations.

            (b) Purchaser will pay and provide to Continuing Employees whose employment terminates on or after the Company Closing Date, and who as a result, become eligible for benefits under the terms of the change in control severance agreements (to the extent such agreements are disclosed in Section 4.27(a) of the Disclosure Schedule), the benefits to which such employee is entitled under the terms of such agreements.

            (c) Concurrently with the execution of this Agreement, the individuals listed on Schedule 6.8(c) will enter into the non-compete and non-solicit agreements with the Company, Purchaser and Seller in the form attached on Schedule 6.8(c).

            Section 6.9 Non-Assumed Contracts. At or prior to the Company Closing, the Company shall terminate or otherwise assign to a third party or one of its Affiliates (other than any Company Subsidiary) all contracts (other than employment contracts with respect to Continuing Employees) and leases (as such, the "Non-Assumed Contracts") other than those set forth on Schedule 6.9 (which schedule may be added to within two Business Days after the date hereof by Purchaser); provided, however, that in the case of an assignment of a Non-Assumed Contract, the Company shall be fully and completely discharged and shall have no further obligations thereunder.

            Section 6.10 Asset Transfers. Seller shall consummate the Asset Transfers in accordance with the terms of the Asset Transfer Agreement (without any subsequent amendment or modification thereto, unless approved by the prior written consent of Purchaser). The Asset Transfers shall be made in compliance with all applicable laws and regulations. Following the consummation of the Asset Transfers, the only fixed assets in the Company shall be those set forth on Schedule 6.10.

            Section 6.11 Integration/Transition Matters. From the date hereof to the Loan Closing Date, each of Seller and the Company shall, and each shall use commercially reasonable efforts to cause the Company and its representatives to, cooperate and consult with Purchaser (and consider in good faith the advice of Purchaser) regarding all transition planning and post-closing integration issues as reasonably requested by Purchaser, including, without limitation, all employee-related matters. In addition to, and in furtherance of the foregoing, Seller shall: (i) afford Purchaser and its authorized representatives reasonable access to, and otherwise make available to Purchaser, (A) its facilities and employees for purposes of on-site and off-site employee training sessions conducted by Purchaser (expenses with respect to which shall be paid by Purchaser) and oversight of operations, and (B) its correspondent and wholesale customers for purposes of educating them about Purchaser's products and procedures; (ii) cooperate with Purchaser and use its commercially reasonable efforts to accomplish the transition, as of the Company Closing Date, of (A) all IT systems and circuits to Purchaser's vendors, and (B) all phones numbers, licenses and signage to such numbers and names as directed by Purchaser; (iii) provide to Purchaser, two Business Days before the Warehouse Closing Date and the Loan Closing Date, respectively, a data file in the format set forth on Schedule 6.11 with respect to all loan-level data and otherwise cooperate in all respects with Purchaser to board all loans into Purchaser's loan origination systems, and (iv) concurrently with the execution of this Agreement, deliver to Purchaser a list of all brokers and correspondent customers, including relevant contact information for each, in such file format previously specified by Purchaser. From and after two days following the date hereof, all pricing determinations with respect to new Pipeline Loans and new Pipeline Applications shall be made by Purchaser, subject to Seller's consent, not to be unreasonably withheld. Following the Company Closing Date and for a period of 90 days thereafter, (i) Seller shall afford Purchaser with access to, and shall cooperate with Purchaser in removing, all systems and machines and the data thereon which are used in the operation of the business acquired pursuant to this Agreement and located at Seller's headquarters, and (ii) Seller shall not terminate any contract related to or used in the business of the Company as conducted after the Company Closing Date (which is not otherwise assigned to the Company pursuant to the Asset Transfer Agreement), without giving Purchaser at least 15 days' written notice of Seller's intent to terminate such contract unless otherwise agreed to by Purchaser. Purchaser agrees to respond to any Seller request to terminate a contract as soon as reasonably practicable. On or after the Company Closing Date, Seller shall, at the direction of Purchaser, submit letters to MERS and such other third parties as reasonably designated by Purchaser, to the effect that Purchaser has acquired the Company, which letters shall be in a form prescribed by Purchaser. In furtherance of the foregoing, Purchaser shall use its commercially reasonable efforts to conduct a smooth transaction and to not cause any disruption to Seller's and the Company's respective businesses.

            Section 6.12 Services Agreement. At or prior to the Company Closing, Seller and Purchaser shall execute and deliver a services agreement substantially in the form of Exhibit B (the "Services Agreement").

            Section 6.13 Pipeline Loans.

            (a) Seller shall cooperate in all respects to facilitate the transfer of all information regarding the Pipeline Loans requested by Purchaser, including without limitation, producing a data file and/or hard copies thereof in the format requested by Purchaser. In addition to, and in furtherance of the foregoing, Seller shall (i) afford Purchaser with reasonable access to its operations centers and permit Purchaser to perform and/or direct, any modifications to Seller's systems and machines as may be necessary to ensure that such loans are closed in the name of Purchaser, provided that such access does not disrupt the ordinary course business of Seller, the Company or any Company Subsidiary and provided further that such access will not violate any law, rule or regulation applicable to Seller, the Company or any Company Subsidiary, (ii) lock loans as directed by Purchaser and in accordance with the terms of the applicable loan applications.

            (b) Purchaser shall promptly reimburse Seller for any commission paid by Seller in accordance with existing employment arrangements to any Non-Continuing Employee with respect to any Pipeline Loans originated by such Non-Continuing Employee.

            (c) Purchaser shall promptly reimburse Seller for any "draw" paid by Seller to any Continuing Employee.

            Section 6.14 Month-End Balance Sheet. Seller shall, within 15 days following the end of each calendar month, deliver to Purchaser a Month-End Balance Sheet.

            Section 6.15 Loan Inventory. Upon receipt of notice by Purchaser, Seller shall provide to Purchaser a schedule (in the data file format set forth on Schedule 6.11) of all "Loans Available for Sale" and construction loans (the "Loan Inventory Schedule") within three Business Days, which Loan Inventory Schedule shall be dated the date of such notice and which shall specify, with respect to each such loan, whether such loan is (i) required to be sold prior to the Loan Closing Date pursuant to the terms of an Investor Commitment existing as of the date thereof, (ii) to be sold prior to the Loan Closing to Bear Stearns in accordance with Section 6.1(g), or (iii) to be acquired by Purchaser by virtue of this Agreement.

            Section 6.16 Seller Retained Loans. Prior to the Company Closing, the Company shall transfer to Seller, to the extent such loans are not already owned by Seller, without recourse to the Company or Purchaser, the Company Mortgage Loans with balance sheet account numbers 1016, 1026, 1028, 1034 and 1035, in the aggregate amount of approximately $185 million as of September 30, 2005 (collectively, the "Seller Retained Loans").

            Section 6.17 Interim Servicing Agreement. On the Warehouse Closing Date, the Company and/or Purchaser, on the one hand, and Seller, on the other hand, shall enter into an interim servicing agreement (the "Interim Servicing Agreement") substantially in the form of Exhibit C.

            Section 6.18 License Agreement. On the Company Closing Date, the Company and/or Purchaser, on the one hand, and WMCI, on the other hand, shall enter into a license agreement (the "License Agreement") with respect to the Waterfield Marks (as defined in the License Agreement) substantially in for the form of Exhibit D.

            Section 6.19 Negotiable Instruments Outstanding. Seller shall, from and after the Warehouse Closing Date, with regard to any outstanding negotiable instrument issued by Seller in relation to the Purchased Mortgage Loans or the operations of the Company as of the Company Closing Date (the "Negotiable Instruments"), (i) keep open any accounts from which any Negotiable Instrument may be drawn and (ii) keep any such accounts funded with an amount of cash not less than the sum of the amount for which all Negotiable Instruments may be drawn on any such respective account.

            Section 6.20 MERS. Seller shall, with respect to each Purchased Mortgage Loan set forth in Section 4.14(d) of the Disclosure Schedule, use all commercially reasonable efforts after the date hereof and prior to the Warehouse Closing Date or Loan Closing Date, as applicable, to designate MERS as the mortgagee of record, as nominee for Seller, in accordance with the MERS Procedures Manual.

            Section 6.21 Post-Closing Cooperation. In case at any time after each Closing Date any further action is necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable, each party hereto shall take, or cause its proper officers or directors to take, all such necessary, proper or advisable actions.

                                  ARTICLE VII

                                   CONDITIONS

            Section 7.1 Conditions to Each Party's Obligation to Effect the Warehouse Closing, the Company Closing and the Loan Closing. The respective obligation of each party to effect the Warehouse Closing, the Company Closing and the Loan Closing shall be subject to the satisfaction at or prior to the Warehouse Closing Date, Company Closing Date or Loan Closing Date, as the case may be, of the following condition:

            (a) Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Warehouse Closing, the Company Closing or the Loan Closing, as the case may be; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Warehouse Closing, the Company Closing or the Loan Closing, as the case may be.

            Section 7.2 Conditions to Obligations of Purchaser to Effect the Warehouse Closing, the Company Closing and the Loan Closing.

            (a) The obligations of Purchaser to consummate the Warehouse Closing shall be subject to the satisfaction on or prior to the Warehouse Closing Date of each of the following conditions:

            (i) Government Action. There shall not be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Transactions, or any other action shall be taken by any Governmental Entity that:

                  (A) prohibits or imposes any material limitations on
            Purchaser's ownership or operation (or that of any of its Subsidiaries or Affiliates) of all or a material portion of their or the Company's businesses or assets, or that compels Purchaser or the Company or any of their respective Subsidiaries or Affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Purchaser or any of their respective Subsidiaries or Affiliates;

                  (B) restrains or prohibits the consummation of the Warehouse
            Closing or the Closing or the performance of any of the other Transactions, or requires the Company or Purchaser to pay any damages that are material in relation to the Company or the Company Subsidiaries;

                  (C) imposes material limitations on the ability of Purchaser, or that renders Purchaser unable, to accept for payment or pay for or purchase some or all of the Shares or the Purchased Assets or consummate the Warehouse Closing or the Closing;

                  (D) imposes material limitations on the ability of Purchaser effectively to exercise full rights of ownership of the Shares (including the right to vote the Shares) or Purchased Assets; or

                  (E) has a Material Adverse Effect;

            (ii) Certificate of Seller/Company Officers. Purchaser shall have received from each of Seller and the Company a certificate, dated the Closing Date, duly executed by the chief executive officer of Seller and the Company to the effect of paragraphs (iii), (iv), (v) and (vi).

            (iii) Material Adverse Change. There shall not have occurred any Material Adverse Change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Material Adverse Change), so long as the failure of this condition to be satisfied is not due to Purchaser's failure to use its commercially reasonably efforts to cooperate with Seller and the Company to keep available the services of the Continuing Employees prior to the Company Closing (provided that commercially reasonable efforts shall not require Purchaser to offer Continuing Employees any particular salary, bonus or other form of remuneration).

            (iv) Representations and Warranties. All of the representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and each such representation or warranty that is not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Warehouse Closing Date.

            (v) No Seller Breach. Seller shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it under this Agreement.

            (vi) No Company Breach. The Company shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement.

            (vii) Non-Foreign Status Certificate. Purchaser shall have received a certification of non-foreign status from WMCI in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder.

            (viii) Escrow Agreement. Seller and the Escrow Agent shall have executed and delivered to Purchaser the Escrow Agreement.

            (b) The obligations of Purchaser to consummate the Company Closing shall be subject to the satisfaction on or prior to the Company Closing Date of each of the following conditions:

            (i) Government Action. There shall not be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Transactions, or any other action shall be taken by any Governmental Entity that:

                  (A) prohibits or imposes any material limitations on
            Purchaser's ownership or operation (or that of any of its Subsidiaries or Affiliates) of all or a material portion of their or the Company's businesses or assets, or that compels Purchaser or the Company or any of their respective Subsidiaries or Affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Purchaser or any of their respective Subsidiaries or Affiliates;

                  (B) restrains or prohibits the consummation of the Closing or the performance of any of the other Transactions, or requires the Company or Purchaser to pay any damages that are material in relation to the Company or the Company Subsidiaries;

                  (C) imposes material limitations on the ability of Purchaser, or that renders Purchaser unable, to accept for payment or pay for or purchase some or all of the Shares or the Purchased Assets or consummate the Closing;

                  (D) imposes material limitations on the ability of Purchaser effectively to exercise full rights of ownership of the Shares (including the right to vote the Shares) or Purchased Assets; or

                  (E) has a Material Adverse Effect;

            (ii) Certificate of Seller/Company Officers. Purchaser shall have received from each of Seller and the Company a certificate, dated the Company Closing Date, duly executed by the chief executive officer of Seller and the Company to the effect of paragraphs (iv), (v), (vi) and
      (vii).

            (iii) Resignation of Directors and Officers. Each member of the board of directors and each officer of the Company and the Company Subsidiaries shall have tendered, effective at the Closing, their resignations as such directors and officers.

            (iv) Material Adverse Change. There shall not have occurred any Material Adverse Change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Material Adverse Change), so long as the failure of this condition to be satisfied is not due to Purchaser's failure to use its commercially reasonably efforts to cooperate with Seller and the Company to keep available the services of the Continuing Employees prior to the Company Closing (provided that commercially reasonable efforts shall not require Purchaser to offer Continuing Employees any particular salary, bonus or other form of remuneration).

            (v) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and each such representation or warranty that is not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date; provided, however, that the condition set forth in this Section 7.2(b)(v) shall be deemed to have been satisfied even if any representations or warranties are not true and correct unless the failure of such representations and warranties of Seller to be true and correct (read for purposes of this Section 7.2(b)(v), without any "materiality" or Material Adverse Effect qualification) has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (vi) No Seller Breach. Seller shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it under this Agreement.

            (vii) No Company Breach. The Company shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement.

            (viii) Non-Foreign Status Certificate. Purchaser shall have received a certification of non-foreign status from WMCI in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder.

            (ix) Asset Transfers. The transactions contemplated by the Asset Transfer Agreement shall have been consummated.

            (c) The obligations of Purchaser to consummate the Loan Closing shall be subject to the satisfaction on or prior to the Loan Closing Date of each of the following conditions:

            (i) Government Action. There shall not be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Transactions, or any other action shall be taken by any Governmental Entity that:

                  (A) prohibits or imposes any material limitations on
            Purchaser's ownership or operation (or that of any of its Subsidiaries or Affiliates) of all or a material portion of their or the Company's businesses or assets, or that compels Purchaser or the Company or any of their respective Subsidiaries or Affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Purchaser or any of their respective Subsidiaries or Affiliates;

                  (B) restrains or prohibits the consummation of the Loan
            Closing or the performance of any of the other Transactions, or requires the Company or Purchaser to pay any damages that are material in relation to the Company or the Company Subsidiaries;

                  (C) imposes material limitations on the ability of Purchaser, or that renders Purchaser unable, to accept for payment or pay for or purchase some or all of the Other Purchased Mortgage Loans or consummate the Loan Closing;

                  (D) imposes material limitations on the ability of Purchaser effectively to exercise full rights of ownership of the Other Purchased Mortgage Loans; or

                  (E) has a Material Adverse Effect;

            (ii) Certificate of Seller Officers. Purchaser shall have received from Seller a certificate, dated the Loan Closing Date, duly executed by the chief executive officer of Seller to the effect of paragraphs (iii),
      (iv) and (v).

            (iii) Material Adverse Change. There shall not have occurred any Material Adverse Change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Material Adverse Change), so long as the failure of this condition to be satisfied is not due to Purchaser's failure to use its commercially reasonably efforts to cooperate with Seller and the Company to keep available the services of the Continuing Employees prior to the Company Closing (provided that commercially reasonable efforts shall not require Purchaser to offer Continuing Employees any particular salary, bonus or other form of remuneration).

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            (iv) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and each such representation or warranty that is not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date; provided, however, that the condition set forth in this Section 7.2(c)(iv) shall be deemed to have been satisfied even if any representations or warranties are not true and correct unless the failure of such representations and warranties of Seller to be true and correct (read for purposes of this Section 7.2(c)(iv), without any "materiality" or Material Adverse Effect qualification) has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (v) No Seller Breach. Seller shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it under this Agreement.

            (vi) Non-Foreign Status Certificate. Purchaser shall have received a certification of non-foreign status from WMCI in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder.

            (vii) Net Book Value of Loans. The Net Book Value of the Warehouse Loans as of the date hereof, together with the Net Book Value of the Other Purchased Mortgage Loans as of the date of the Company Closing, shall exceed $480,000,000 (in each case without giving to effect to the adjustments on Schedules 1.1(a) and (b)).

The foregoing conditions are for the sole benefit of Purchaser, may be waived by Purchaser, in whole or in part, at any time and from time to time in the sole discretion of Purchaser. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

            Section 7.3 Conditions to Obligations of Seller to Effect the Warehouse Closing, Company Closing and Loan Closing.

            (a) The obligations of Seller to consummate the Warehouse Closing shall be subject to the satisfaction on or prior to the Warehouse Closing Date of each of the following conditions:

            (i) Representations and Warranties. All of the representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and each such representation or warranty that is not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Warehouse Closing Date.

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

            (ii) No Purchaser Breach. Purchaser shall not have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of Purchaser to be performed or complied with by it under this Agreement.

            (iii) Certificate of Purchaser's Officer. Seller shall have received from Purchaser a certificate, dated the Warehouse Closing Date, duly executed by the chief executive officer of Purchaser to the effect of paragraphs (i) and (ii) above.

            (iv) Escrow Agreement. Purchaser and the Escrow Agent shall have executed and delivered to Seller the Escrow Agreement.

            (b) The obligations of Seller to consummate the Company Closing shall be subject to the satisfaction on or prior to the Company Closing Date of each of the following conditions:

            (i) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and each such representation or warranty that is not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Company Closing Date; provided, however, that the condition set forth in this Section 7.3(b)(i) shall be deemed to have been satisfied even if any representations or warranties are not true and correct unless the failure of such representations and warranties of Purchaser to be true and correct (read for purposes of this Section 7.3(b)(i), without any "materiality" qualification) has or would reasonably be expected to have a material adverse effect on Purchaser's ability to consummate the Transactions.

            (ii) No Purchaser Breach. Purchaser shall not have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of Purchaser to be performed or complied with by it under this Agreement.

            (iii) Certificate of Purchaser's Officer. Seller shall have received from Purchaser a certificate, dated the Company Closing Date, duly executed by the chief executive officer of Purchaser to the effect of paragraphs (i) and (ii) above.

            (c) The obligations of Seller to consummate the Loan Closing shall be subject to the satisfaction on or prior to the Loan Closing Date of each of the following conditions:

            (i) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and each such representation or warranty that is not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Loan Closing Date; provided, however, that the condition set forth in this Section 7.3(c)(i) shall be deemed to have been satisfied even if any representations or warranties are not true and

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

      correct unless the failure of such representations and warranties of Purchaser to be true and correct (read for purposes of this Section 7.3(c)(i), without any "materiality" qualification) has or would reasonably be expected to have a material adverse effect on Purchaser's ability to consummate the Transactions.

            (ii) No Purchaser Breach. Purchaser shall not have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of Purchaser to be performed or complied with by it under this Agreement.

            (iii) Certificate of Purchaser's Officer. Seller shall have received from Purchaser a certificate, dated the Loan Closing Date, duly executed by the chief executive officer of Purchaser to the effect of paragraphs
      (i) and (ii) above.

            The foregoing conditions are for the sole benefit of Seller, may be waived by Seller, in whole or in part, at any time and from time to time in the sole discretion of Seller. The failure by Seller at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                  ARTICLE VIII

                                   TAX MATTERS

            Section 8.1 Tax Return Filings.

            (a) Seller Tax Returns. Seller shall timely prepare and file with the relevant Taxing Authorities for any Pre-Closing Tax Periods all Tax Returns required to be filed by Seller (specifically with respect to the Purchased Assets) and by the Company and any Company Subsidiaries. Any Tax Returns prepared by Seller pursuant to this Section 8.1(a) shall, unless otherwise required by law, be prepared on a basis consistent with the past practices of Seller or the Company and any Company Subsidiaries, as the case may be. Seller shall also prepare such Tax Returns in a manner that does not distort taxable income (e.g., by deferring income or accelerating deductions). Seller shall furnish Purchaser with a copy of each such Tax Return (excluding, for these purposes, any personal property Tax Return with respect to which the personal property Tax due will be less than $5,000) at least forty-five (45) days prior to the date on which such Tax Return is required to be filed with the relevant Taxing Authority. Purchaser shall deliver to Seller comments, if any, with respect to such Tax Return within fifteen (15) days of Purchaser's receipt thereof. If Purchaser delivers comments to Seller within the applicable 15-day period, Purchaser and Seller shall negotiate in good faith in order to resolve any disputes with respect to such Tax Return, provided, that, if Purchaser and Seller are unable to resolve all disputes with respect to such Tax Return after ten (10) days of good faith negotiations, the matter shall be submitted to the Independent Accountant for resolution (in accordance with the requirements of this Section 8.1(a)) at least five (5) days prior to the date on which such Tax Return is required to be filed with the relevant Taxing Authority. The Independent Accountant's review of any such Tax

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

Return shall be limited to the disputed issues, and shall be final and binding on the parties. The fees of the Independent Accountant shall be borne equally by the parties, provided, that, in the event the Independent Accountant does not make any material modifications to the applicable Tax Return, the fees of the Independent Accountant shall be borne entirely by Purchaser. To the extent Seller is not authorized by law to execute, on behalf of the Company or any Company Subsidiary, as the case may be, a Tax Return prepared by Seller pursuant to this Section 8.1(a), Seller shall deliver such Tax Return to Purchaser on a timely basis, and Purchaser shall cause such Tax Return to be executed and timely filed, provided, that, if any Tax Return prepared by Seller pursuant to this Section 8.1(a) is delivered to Purchaser on a timely basis but is not timely filed by Purchaser, Seller shall not be liable for any resulting interest, penalty or addition to Tax.

            (b) Purchaser Tax Returns. Purchaser shall, or shall cause the Company and the Company Subsidiaries to, timely prepare and file with the relevant Taxing Authorities all Tax Returns required to be filed with respect to the Purchased Assets or by the Company or any Company Subsidiary, in each case, for any taxable periods ending after the Closing Date, provided, that a copy of each Straddle Period Tax Return shall be provided to Seller at least thirty (30) days prior to the date on which such Straddle Period Tax Return is required to be filed with the relevant Taxing Authority. Any Straddle Period Tax Returns prepared by Purchaser pursuant to this Section 8.1(b) shall, unless otherwise required by law, be prepared on a basis consistent with the past practices of Seller or the Company and any Company Subsidiaries, as the case may be, and on the basis that the relevant taxable period ended as of the close of business on the Closing Date. Purchaser shall also prepare such Straddle Period Tax Returns in a manner that does not distort taxable income (e.g., through allocations of income from a Post-Closing Tax Period to a Pre-Closing Tax Period). In the case of any Straddle Period: (i) real, personal and intangible property Taxes ("Property Taxes") allocable to the Pre-Closing Tax Period shall equal the Property Taxes for such taxable period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and (ii) the Taxes (other than Property Taxes) allocable to the Pre-Closing Tax Period shall be computed based on the assumption that the Pre-Closing Tax Period ended as of the close of business on the Closing Date.

            (c) Amended Tax Returns. Neither Purchaser nor any of its Affiliates shall, unless otherwise required by a Final Determination, amend, refile, revoke or otherwise modify any Tax Return or Tax election of the Company or any Company Subsidiary in respect of any Pre-Closing Tax Period without the prior written consent of Seller, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in this Agreement, no Tax Return or amended Tax Return shall be filed (and no election shall otherwise be made) which changes or otherwise modifies the Federal Income Tax treatment of any member of the WMCI Tax Group as an S Corporation within the meaning of Sections 1361 and 1362 of the Code or a QSub within the meaning of Section 1361(b)(3)(B) of the Code (or the comparable state or local Tax law treatment of such entity), as the case may be, in respect of any Pre-Closing Tax Period or any Straddle Period.

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

            Section 8.2 Tax Indemnification.

            (a) Seller Indemnification. From and after the Closing, Seller shall be liable for, and Seller shall indemnify the Purchaser Indemnified Parties against, and hold them harmless from, (i) all liability for Taxes owed by the Company and any Company Subsidiaries and Taxes owed with respect to the Purchased Assets, in each case, for any Pre-Closing Tax Period and the portion of a Straddle Period allocable to the Pre-Closing Tax Period (including, without limitation, Taxes incurred in connection with the sale of the Shares, the Asset Transfers and any other transactions contemplated by this Agreement), except to the extent of any such Taxes that are reflected on the Statement of Company Net Book Value (if and to the extent any such amount reflected on the Statement of Company Net Book Value has not reduced the amount of any payment previously made under this Section 8.2(a) or Section 8.2(b) of this Agreement); (ii) all liability for Taxes owed by any member of the WMCI Tax Group (other than the Company and the Company Subsidiaries) for any taxable period (including, without limitation, Taxes incurred in connection with the sale of the Purchased Assets, the Shares, the Asset Transfers and any other transactions contemplated by this Agreement); (iii) any breach of any representation or warranty contained in
Section 4.28; (iv) all liability for Transfer Taxes incurred in connection with the transactions contemplated by this Agreement and (v) all liability for reasonable legal fees and expenses attributable to any item in the foregoing clauses.

            (b) Straddle Period Indemnification. Provided Purchaser has satisfied its obligations under Section 8.1(b) above with respect to the preparation and delivery to Seller of a Straddle Period Tax Return, the indemnity obligation under Section 8.2(a) in respect of Taxes for a Straddle Period shall initially be effected by Seller paying to Purchaser, or at Purchaser's direction, to the Company, the excess of (i) such Taxes for the portion of the Straddle Period allocable to the Pre-Closing Tax Period, over
(ii) the amount of such Taxes paid by Seller or any of its Affiliates (other than the Company or any Company Subsidiary) at any time, plus the amount of such Taxes paid by the Company or any Company Subsidiary on or prior to the Closing Date and any Taxes reflected on the Statement of Company Net Book Value (if and to the extent any such amount reflected on the Statement of Company Net Book Value has not reduced the amount of any payment previously made under Section 8.2(a) of this Agreement). Such excess initially shall be paid within ten (10) days of Purchaser's written request therefor, but in all events no earlier than five (5) days prior to the date on which the Tax Return with respect to the final liability for such Taxes is required to be filed. If the amount of such Taxes paid by Seller or any of its Affiliates (other than the Company or any Company Subsidiary) at any time, plus the amount of such Taxes paid by the Company or any Company Subsidiary on or prior to the Closing Date and any Taxes reflected on the Statement of Company Net Book Value (if and to the extent any such amount reflected on the Statement of Company Net Book Value has not reduced the amount of any payment previously made under Section 8.2(a) of this Agreement) exceeds the amount payable pursuant to the preceding sentence, the Company shall pay to Seller the amount of such excess within five (5) days after the Tax Return with respect to the final liability for such Taxes is required to be filed. The payments to be made pursuant to this

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

Section 8.2(b) with respect to a Straddle Period shall be appropriately adjusted to reflect any Final Determination with respect to Straddle Period Taxes.

            (c) Timing of Indemnity Payments. Any indemnity payment to be made under this Section 8.2, other than an indemnity payment described in the immediately preceding paragraph 8.2(b), shall be paid within ten (10) days after the indemnified party makes written demand upon the indemnifying party, but in no case earlier than five (5) Business Days prior to the date on which the relevant Taxes are required to be paid to the relevant Taxing Authority (including as estimated Tax payments) or as a result of a Final Determination.

            Section 8.3 Cooperation. The WMCI Tax Group and Purchaser shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes in resolving all disputes and audits relating to Taxes, including all Tax Claims (as defined below), and in facilitating the right of Seller or Purchaser, as the case may be, to control proceedings pursuant to Section 8.6(b) of this Agreement. Purchaser and Seller shall, upon the written request of the other party, use reasonable efforts to obtain documentation from a Taxing Authority that eliminates or substantially reduces any Tax that could be imposed on the requesting party (including in connection with the sale of the Shares), provided, that the failure of a party to obtain such documentation shall not affect such party's rights to indemnification under this Article VIII.

            Section 8.4 Refunds and Credits. Any refund or credit of Taxes with respect to the Purchased Assets or the Company or any Company Subsidiary, in each case, for any Pre-Closing Tax Period shall be for the account of Seller. Notwithstanding the foregoing, however, any such refund or credit shall be for the account of Purchaser to the extent that such refund or credit was reflected on the Statement of Company Net Book Value or is attributable (determined on a marginal basis) to the carryback from a Post-Closing Tax Period (or the portion of a Straddle Period that begins on the date after the Closing Date) of items of loss, deductions or other Tax items of the Company or any Company Subsidiary (or any of their respective Affiliates, including Purchaser). Any refund or credit of Taxes with respect to the Purchased Assets or the Company or any Company Subsidiary, in each case, for any Post-Closing Tax Period shall be for the account of Purchaser. Any refund or credit of Taxes with respect to the Purchased Assets or the Company or any Company Subsidiary, in each case, for any Straddle Period shall be apportioned between Seller and Purchaser in the same proportion as the applicable Taxes with respect to such Straddle Period were paid. If a party receives a refund of Taxes or realizes a benefit from the utilization of a Tax credit that such party was not entitled to under this
Section 8.4, such party shall, or shall cause its Affiliates to, forward to the other party entitled under this Section 8.4 to any refund or credit of Taxes (i) any such refund within ten (10) days after such refund is received or (ii) reimburse the other party for any such credit within ten (10) days after the credit is allowed or applied against other Tax liability; provided, however, that any such amounts shall be net of any Tax Cost or Tax Benefit to the payor party attributable to the receipt of such refund and/or the

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

payment of such amounts to the payee party. The parties shall treat any payments made pursuant to this Section 8.4 as an adjustment to the Purchase Price, unless otherwise required by a Final Determination with respect to Purchaser or any of its Affiliates. Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit shall be governed by the provisions of
Section 8.6.

            Section 8.5 Tax Sharing Agreements. WMCI shall cause any and all Tax sharing (or other similar) agreements between (i) any WMCI Tax Group member (other than the Company and any Company Subsidiaries), on the one hand, and (ii) the Company or any Company Subsidiary, on the other hand, to be terminated on or before the Closing Date. After the Closing Date, no party shall have any rights or obligations under any such Tax sharing (or other similar) agreements.

            Section 8.6 Procedures Relating to Indemnification of Tax Claims.

            (a) Notice. If a claim shall be made by any Taxing Authority, which, if successful, would reasonably be anticipated to result in an indemnity payment to any Purchaser Indemnified Party pursuant to Section 8.2(a), Purchaser shall promptly notify Seller in writing of such claim (a "Tax Claim"). Failure to give notice of a Tax Claim to Seller within a sufficient period of time and in reasonably sufficient detail to allow Seller to effectively contest such Tax Claim shall affect the liability of Seller to any Purchaser Indemnified Party only to the extent that Seller position is actually and materially prejudiced as a result thereof.

            (b) Control of Proceedings. Seller shall control all proceedings taken in connection with any Tax Claim relating solely to Taxes with respect to the Purchased Assets or the Company or any Company Subsidiary, in each case, for a Pre-Closing Tax Period, and may make all decisions in connection with such Tax Claims; provided, however, that (A) Purchaser and counsel of its own choosing shall have the right to participate fully in all aspects of the prosecution or defense of such Tax Claim, and (B) Seller shall not settle any such Tax Claim without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Purchaser shall control all proceedings with respect to all other Tax Claims, provided, that, in the case of a Tax Claim relating solely to a Straddle Period, (A) Seller and counsel of its own choosing shall have the right to participate fully in all aspects of the prosecution or defense of such Tax Claim, and (B) Purchaser shall not settle any such Tax Claim without the prior written consent of Seller, which consent shall not be unreasonably withheld.

            (c) Tax Treatment of Indemnity Payments. The parties shall treat any indemnity payments made under this Agreement (including, without limitation, this Article VIII and Article X) as an adjustment to the Purchase Price, unless, and then only to the extent, otherwise required by a Final Determination, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

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

            (d) Survival of Tax Indemnity. The representations and warranties contained in Section 4.28 (Tax Matters), and the covenants and agreements of the parties contained in this Article VIII, shall survive the Closing and remain in full force and effect until sixty (60) days after the expiration of all applicable statutes of limitation.

            (e) Limitation on Recovery. For the avoidance of doubt, any liability for indemnification under this Article VIII shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant, or agreement.

            Section 8.7 Tax Treatment of the Sale of the Shares. (a) Unless otherwise required by a Final Determination, each party shall (and shall cause its respective Affiliates to) report the sale of the Shares for all Federal Income Tax purposes, and for all Income Tax purposes in the jurisdictions in which the Company is, and will be through the Closing Date, treated as a QSub within the meaning of Section 1361(b)(3)(B) of the Code or in a comparable fashion, as the acquisition by Purchaser from WMCI of all the assets of the Company and the Company Subsidiaries followed by the contribution by Purchaser of such assets to the capital of the Company. In connection with the foregoing, the parties agree that the Warehouse Closing Date Payment, the Positive Share Purchase Price (if any), the Construction Loan Payment and the Loan Closing Date Payment (in each case, as adjusted pursuant to Section 2.4 of this Agreement), plus the amount of any liabilities assumed in connection with the acquisition of the Purchased Assets and the liabilities of the Company and any Company Subsidiaries and any other relevant items (such aggregate amount, the "Tax Allocation Amount") shall be allocated among the Purchased Assets and the assets of the Company and any Company Subsidiaries in a manner consistent with Section 1060 of the Code and the regulations promulgated thereunder. Within ninety (90) days after the Closing Date, Purchaser shall complete a draft schedule (the "Allocation Schedule") allocating the Tax Allocation Amount among the Purchased Assets and the assets of the Company and any Company Subsidiaries.

            (b) Seller shall submit to Purchaser written comments (if any), within twenty (20) days after receipt of the Allocation Schedule, to the extent Seller considers any portion of the Allocation Schedule to be inconsistent with
Section 1060 of the Code and the regulations promulgated thereunder. If Seller does not submit any written comments within such 20-day period, Seller shall be deemed to consent to the Allocation Schedule as prepared by Purchaser. If Seller submits written comments within such 20-day period, Seller and Purchaser shall attempt to resolve any disagreement in good faith. If Seller and Purchaser fail to resolve all disagreements after ten (10) days of good faith negotiation, the parties shall submit the dispute on the next Business Day to the Independent Accountant for a decision that shall be rendered within ten (10) days thereafter. The Independent Accountant's review shall be limited to whether a disputed item is consistent with Section 1060 of the Code and the regulations promulgated thereunder, and shall be final and binding on all parties. The fees, costs and expenses incurred in connection therewith shall be borne equally by Seller and Purchaser, provided, that Seller shall bear the full amount of such fees, costs and expenses if there are no material changes to the Allocation Schedule.

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

            (c) The parties acknowledge and agree that, upon the termination of the Escrow Agreement, the Allocation Schedule (as previously determined pursuant to subsection (b) above) shall be revised in a manner consistent with Section 1060 of the Code and the regulations promulgated thereunder.

            (d) Purchaser and Seller shall file, and cause their respective Affiliates to file, all Tax Returns (and all statements, forms and schedules prepared in connection therewith) in a manner consistent with the Allocation Schedule as finally determined pursuant to this Section 8.7 and shall take no position inconsistent therewith, unless, and then only to the extent, required to do so by a Final Determination. Purchaser and Seller shall exchange completed and executed copies of Internal Revenue Service Form 8594, any required schedules thereto, and any similar state and local Tax forms, not later than thirty (30) days prior to the filing date of any such form.

            Section 8.8 Miscellaneous. For the avoidance of doubt, none of the provisions set forth in Article X of this Agreement shall apply with respect to indemnification for Taxes under this Article VIII.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.1 Termination. The Transactions may be terminated or abandoned at any time prior to the Loan Closing Date:

            (a) By the mutual written consent of Purchaser and Seller;

            (b) By Purchaser or Seller if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their commercially reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acquisition by Purchaser of the Shares or the Purchased Assets and such order, decree, ruling or other action shall have become final and non-appealable.

            (c) By Seller:

            (i) if Purchaser shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VII, and which breach is not cured within twenty (20) days after Seller gives Purchaser written notice identifying the breach; or

            (ii) on or after April 11, 2006, if the Loan Closing shall not have theretofore occurred and if the failure of the Loan Closing to occur is not the result of a breach of a representation, warranty, covenant or other agreement contained in this Agreement by Seller.

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

            (d) By Purchaser:

            (i) if Seller or the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Article VII, and which breach is not cured within twenty (20) days after Purchaser gives Seller written notice identifying the breach; or

            (ii) on or after April 11, 2006, if the Loan Closing shall not have theretofore occurred and if the failure of the Loan Closing to occur is not the result of a breach of a representation, warranty, covenant or other agreement contained in this Agreement by Purchaser.

            Section 9.2 Effect of Termination. In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transactions is made, and there shall be no liability or obligation thereafter on the part of Purchaser, Seller or the Company except (a) for fraud or for breach of this Agreement prior to such termination or abandonment of the Transactions, (b) as set forth in Section 11.1, (c) as set forth in Sections 6.2(b) and 6.6(b), and (d) liabilities or obligations related to or incurred as a result of any Closing that has occurred prior to any such termination or abandonment.

                                   ARTICLE X

                                 INDEMNIFICATION

            Section 10.1 Survival. The representations and warranties set forth in Article IV and Article V shall generally survive the Closing and continue in full force and effect until September 30, 2006. Notwithstanding the foregoing,
(i) the representations and warranties of the Parties contained in Sections 4.1 (Share Ownership), 4.3 (Authorization; Validity of Agreement), and 4.27 (Employee Benefit Plans) shall survive the Closing and continue in full force and effect for a period beginning on the applicable Closing Date and ending sixty (60) days following the expiration of the applicable statute of limitations, and they shall thereafter be of no further force or effect and (ii) the representations and warranties contained in Section 4.28 (Tax Matters) shall survive as set forth in Article VIII. All covenants and agreements of the Parties contained in this Agreement shall survive the applicable Closing for their respective periods set forth herein, unless otherwise indicated herein.

            Section 10.2 Indemnification by Seller. (a) Subject to the other terms and conditions of this Agreement (including, without limitation, Section 10.2(b)), Seller shall indemnify, defend and hold the Purchaser Indemnified Parties harmless from and against any and all Losses directly or indirectly based upon, arising out of, resulting from or relating to:

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

            (i) any breach of any representation or warranty of Seller of the Company contained in this Agreement;

            (ii) any breach of any agreement, covenant or obligation of Seller or the Company set forth in this Agreement;

            (iii) any Non-Assumed Contract;

            (iv) except to the extent accrued on the Closing Date Balance Sheet,
      (A) the employment, or termination of employment, of any employees of the Company prior to the Company Closing Date, (B) any severance or other obligation related to the Non-Continuing Employees, whether arising before or after the Company Closing and (C) the WARN Act in connection with the Transactions, whether arising before or after the Company Closing (including, without limitation, the termination of the Non-Continuing Employees); and

            (v) the function of servicing Company Mortgage Loans, either prior or subsequent to the applicable Closing, by Seller or its Affiliates.

            (b) Notwithstanding anything contained in this Agreement to the contrary, Seller's obligation to indemnify, defend and hold the Purchaser Indemnified Parties harmless shall be limited as follows:

            (i) No claim may be asserted nor may any action be commenced against Seller pursuant to Section 10.2(a) unless written notice of such claim or action is received by Seller describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 10.1, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

            (ii) For purposes of computing the aggregate amount of claims against Seller, the amount of each claim by a Purchaser Indemnified Party shall be deemed to be an amount equal to, and any payments by Seller pursuant to Section 10.2(a) shall be limited to, the amount of Losses that remain after deducting therefrom any insurance proceeds and any indemnity, contributions or other similar payment payable by any third party with respect thereto.

            (iii) No amounts of indemnity shall be payable pursuant to Section 10.2(a)(i) unless and until the aggregate of all Losses suffered by Purchaser Indemnified Parties shall exceed $250,000 in the aggregate, and then from the first dollar to the full extent of such Losses.

            (iv) Subject to the terms hereof, other than with respect to Seller's indemnification obligations pursuant to (i) Section 10.2(a)(i) with respect to the representations and warranties contained in Sections
      4.1 (Share Ownership), 4.3 (Authorization; Validity of Agreement), and
      4.27 (Employee Benefit Plans), and (ii) Section 8.2(a) with respect to indemnification for Taxes, the aggregate

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

      liability of Seller for Losses or otherwise with respect to the subject matter of this Agreement and the transactions contemplated hereby is, and shall be, limited to an aggregate amount (the "Seller's Liability Amount") equal to the Escrow Amount and Purchaser, on behalf of itself, its Affiliates and all Purchaser Indemnified Parties, agrees not to seek any Losses in excess of Seller's Liability Amount for any and all Losses sustained or incurred by any and all Purchaser Indemnified Parties for any breach or liability under this Agreement or otherwise with respect to the subject matter of this Agreement and the transactions contemplated hereby or otherwise.

            Section 10.3 Indemnification by Purchaser. (a) Subject to the other terms and conditions of this Agreement (including, without limitation, Section 10.3(b)), Purchaser shall indemnify, defend and hold the Seller Indemnified Parties harmless from and against any and all Losses directly or indirectly based upon, arising out of, resulting from or relating to:

            (i) any breach of any representation or warranty of Purchaser contained in this Agreement;

            (ii) any breach of any agreement, covenant or obligation of Purchaser set forth in this Agreement;

            (iii) the Mortgage Business or the closing of any Pipeline Loan following the Company Closing Date, other than (i) as provided in Sections 10.2(a)(v), (ii) to the extent such Losses arise from a matter giving rise to a breach of any representation or warranty contained in Article IV, or
      (iii) to the extent such Losses are directly or indirectly based upon, arising out of, resulting from or relating to the Seller Retained Loans; and

            (iv) the improper use by Purchaser of the power of attorney provided to Purchaser by Seller pursuant to Sections 3.2(a)(iii), 3.2(b)(vi), and 3.2(c)(iv).

            (b) Notwithstanding anything contained in Section 10.3(a) to the contrary, Purchaser's obligation to indemnify, defend and hold the Seller Indemnified Parties harmless shall be limited as follows:

            (i) No claim may be asserted nor may any action be commenced against Purchaser pursuant to Section 10.3(a) unless written notice of such claim or action is received by Purchaser describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 10.1, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

            (ii) For purposes of computing the aggregate amount of claims against Purchaser the amount of each claim by a Seller Indemnified Party shall be deemed to be an amount equal to, and any payments by Purchaser pursuant to Section 10.3(a) shall be limited to, the amount of Losses that remain after

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

      deducting therefrom, any insurance proceeds and any indemnity, contributions or other similar payment payable by any third party with respect thereto.

            Section 10.4 Indemnification Procedures. (a) Any Seller Indemnified Party or Purchaser Indemnified Party (each, an "Indemnified Party") seeking indemnification hereunder shall give to the Party obligated to provide indemnification hereunder (the "Indemnitor") written notice of any claim or matter which gives rise to a claim for indemnification hereunder (a "Claim Notice"), promptly upon becoming aware of a fact, condition or event for which indemnification is provided under this Article X, but in any event within thirty
(30) days after such Person has actual knowledge of the facts constituting the basis for indemnification; provided, however, that the failure of an Indemnified Party to give such notice shall not relieve any Indemnitor of its obligations under this Agreement, except to the extent that such failure materially prejudices the rights of any such Indemnitor. A copy of the Claim Notice shall be provided to the Escrow Agent in accordance with the terms of the Escrow Agreement. The Claim Notice shall set forth Purchaser's good faith reasonable estimate of all Losses pursuant to the claim.

            (b) The Indemnitor shall have the right to control and direct, through counsel of its own choosing reasonably satisfactory to the Indemnified Party, the defense or settlement of any Proceeding brought by a Person who is not a party or an Affiliate of a party to this Agreement (a "Third Party Claim"), so long as (i) the Indemnitor is not a party to the Proceeding or the Indemnified Party has otherwise determined in good faith that there would be no conflict of interest, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iii) the Indemnitor conducts the defense of the Third Party Claim actively and diligently and (iv) the Indemnitor keeps the Indemnified Party apprised of all developments, including settlement offers, with respect to the Third Party Claim and permits the Indemnified Party to participate in the defense of the Third Party Claim. Notwithstanding the foregoing, if Seller is the Indemnitor under circumstances in which the amount of the Third Party Claim exceeds by more than 50% the amount of the Escrow Fund (as defined in the Escrow Agreement) not otherwise subject to a Claim Notice (as defined in the Escrow Agreement), then the Indemnified Party shall have the right to control and direct the defense or settlement of such claim (as such, the "Controlling Party"). So long as the Controlling Party is conducting the defense of the Third Party Claim in accordance with Section 10.4(b), (i) the Controlling Party will not be responsible for any attorneys' fees incurred by Seller regarding the Third Party Claim and (ii) the Controlling Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Seller, which consent will not be withheld unreasonably. Failure to consent or reasonably withhold consent within thirty (30) days of receipt of notice of the proposed settlement shall be deemed an acceptance of such settlement.

            (c) So long as the Indemnitor is conducting the defense of the Third Party Claim in accordance with Section 10.4(b), (i) the Indemnitor will not be responsible for any attorneys' fees incurred by the Indemnified Party regarding the Third Party Claim (other than reasonable attorneys' fees incurred prior to the Indemnitor's assumption of

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the defense pursuant to Section 10.4(b)) and (ii) neither the Indemnified Party nor the Indemnitor will consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the other party, which consent will not be withheld unreasonably, unless such settlement (x) includes an unconditional release of the Indemnified Party from all liability on claims that are or could have been the subject matter of such action, (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party and (z) in the good faith judgment of such party, is not likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party. Failure to consent or reasonably withhold consent within thirty (30) days of receipt of notice of the proposed settlement shall be deemed an acceptance of such settlement. The Indemnified Party shall have the right to effect a settlement over the objection of the Indemnitor; provided, however, that if (i) the Indemnitor is contesting the claim in good faith or (ii) the Indemnitor has assumed the defense from the Indemnified Party, the Indemnified Party must waive any right to indemnity therefore from Purchaser. In no event shall the refusal of a party to enter into or consent to a settlement that requires such Party to admit liability be considered unreasonable.

            (d) If any condition in Section 10.4(b) is or becomes unsatisfied,
(i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim with the consent of the Indemnitor (which consent shall not be unreasonably withheld), (ii) the Indemnitor will reimburse the Indemnified Party promptly and periodically (but no less often than monthly) for the costs of defending against the Third Party Claim, including reasonable attorneys' fees and expenses, and
(iii) the Indemnitor will remain responsible for any Losses the Indemnified Party may incur relating to or arising out of the Third Party Claim to the fullest extent provided in this Article X.

            (e) Notwithstanding Section 10.4(b), if an Investor requires Seller to repurchase a Company Mortgage Loan (other than a Seller Retained Loan), Seller shall promptly inform Purchaser of such requirement and Purchaser will fulfill any obligation of Seller to repurchase such Mortgage Loan from the Investor. Purchaser's fulfillment of this mortgage loan repurchase requirement will not limit its indemnification requirements under this Agreement if Seller incurs any Losses on a Company Mortgage Loan in addition to an Investor repurchase requirement.

            (f) Following any Seller Change of Control, to the extent a claim is made for indemnification against the Escrow Amount, Seller's rights pursuant to this Article X with respect to any claim against the Escrow shall be deemed to be assigned to, and fully enforceable by, the Escrow Representative.

            Section 10.5 Limitations. (a) Notwithstanding anything to the contrary in this Agreement, the period of time that a provision survives the Closing and remains in full force and effect pursuant to Section 10.1 (the "Survival Period") shall automatically be extended to include any time period necessary to resolve a specific claim for indemnification which was made before expiration of the Survival Period but not

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

resolved prior to its expiration; provided, however, that any such extension shall apply only as to claims asserted and not so resolved within the original Survival Period.

            (b) After the Closing, except for remedies that cannot be waived as a matter of law, the enforcement of the indemnification provisions of this
Article X shall be the exclusive remedy, other than in the case of fraud or intentional misrepresentation, of the Parties for any breach of any warranty, representation or covenant contained in this Agreement; provided, however, that such exclusivity shall not limit or restrict a Party's ability to obtain specific performance or injunctive relief.

            (c) In any case where an Indemnified Party recovers from a third party any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Agreement, such Indemnified Party shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter, and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

            Section 10.6 Coordination with Article VIII. Notwithstanding anything to the contrary in this Article X, indemnification with respect to Taxes shall be governed solely by Article VIII.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement and except as follows:

            (a) Seller shall bear (and shall reimburse the Company at or prior to the Company Closing for) all legal, accounting and other fees and expenses incurred by the Company and each Company Subsidiary in connection with the negotiation, execution and closing of the Transactions, including, without limitation, the fees and expenses associated with the Asset Transfers, the Non-Assumed Contracts and any fees due to Bear Stearns; and

            (b) All Transfer Taxes arising out of, in connection with or attributable to the Transactions shall be borne and paid by Seller. Seller shall
(i) prepare and timely file, or cause to be prepared and timely filed, all relevant Tax Returns required to be filed in respect of such Transfer Taxes,
(ii) pay the Transfer Taxes shown on such Tax Returns, and (iii) notify the other parties in writing of the Transfer Taxes shown on such Tax Returns and how such Transfer Taxes were calculated. For the avoidance of doubt, if Purchaser or any Affiliate thereof (including the Company and any Company Subsidiaries after the Closing Date) pays the Transfer Taxes, Seller shall reimburse

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

Purchaser or such Affiliates for the amount of such Transfer Taxes in immediately available funds within ten (10) Business Days of receipt of such notice.

            Section 11.2 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement. Notwithstanding the foregoing, the parties shall consider, in good faith, any structural or other Tax efficient revisions to the Transactions, and, to the extent such revisions would not in any way be adverse to Seller or any Affiliate of Seller, including any shareholder of WMCI, from a Tax, liability or indemnification perspective (or otherwise), Purchaser shall be permitted to revise the structure of the Transactions, including by effecting the Transactions through a merger. If the structure of the Transactions is revised pursuant to this Section 11.2, the parties shall amend this Agreement as appropriate in order to give effect to the revised structure of the Transactions, and each party shall execute a written amendment to this Agreement as necessary to reflect the foregoing.

            Section 11.3 Publicity. Until the Loan Closing, or the date the Transactions are terminated or abandoned pursuant to Article IX, neither Seller, the Company, Purchaser nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the other Transactions without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

            Section 11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

            if to Purchaser, to:

                  American Home Mortgage Corp.
                  538 Broadhollow Road
                  Melville, New York  11747
                  Attention:  Michael Strauss
                  Telephone:  (516) 620-1099
                  Telecopy:  (516) 714-2649

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

                  with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  One World Financial Center
                  New York, New York  10281
                  Attention:  Louis J. Bevilacqua, Esq.
                  Telephone:  (212) 504-6057
                  Telecopy:  (212) 504-6666

if to the Company or Seller, to:

                  Union Federal Bank of Indianapolis
                  45 North Pennsylvania Street
                  Indianapolis, Indiana  46207
                  Attention:  Donald A. Sherman
                  Telephone:  (260) 434-8400
                  Telecopy:  (260) 434-8080

                  with a copy to:

                  Thacher Proffitt & Wood LLP
                  Two World Financial Center
                  New York, New York  10281
                  Attention:  Robert C. Azarow, Esq.
                  Telephone:  (212) 912-7815
                  Telecopy:  (212) 912-7751

            Section 11.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

            Section 11.6 Entire Agreement; No Third Party Beneficiaries. This Agreement, the Confidentiality Agreement, the Services Agreement, the Escrow Agreement and the Supplemental Letter to the Confidentiality Agreement dated December 13, 2005, by and between the Purchaser and WMCI (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) are not intended to confer any rights or remedies upon any Person other than the Escrow Representative and the parties hereto and thereto.

            Section 11.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or

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

enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

            Section 11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law other than Section 5-1401 of the new York General Obligations Law.

            Section 11.9 Enforcement; Venue. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal or state court sitting in the State of New York.

            Section 11.10 Extension; Waiver. At any time prior to the Loan Closing Date, the parties may(a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

            Section 11.11 Election of Remedies. Neither the exercise of nor the failure to exercise a right of set-off or to give notice of a claim under this Agreement will constitute an election of remedies or limit Purchaser or any of the Purchaser Indemnified Parties in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

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

            Section 11.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights and interests hereunder to any direct or indirect wholly owned Subsidiary of Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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

            IN WITNESS WHEREOF, Purchaser, the Company and Seller have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                       AMERICAN HOME MORTGAGE CORP.


                                       By /s/ Alan Horn
                                          ------------------------------------
                                          Name: Alan Horn
                                          Title: Executive Vice President,
                                                 General Counsel, and Secretary


                                       WATERFIELD FINANCIAL CORPORATION


                                       By /s/ Vince Otto
                                          ------------------------------------
                                          Name: Vince Otto
                                          Title: EVP and CFO


                                       UNION FEDERAL BANK OF INDIANAPOLIS


                                       By /s/ Vince Otto
                                          ------------------------------------
                                          Name: Vince Otto
                                          Title: EVP and CFO